99.2

               NEW YORK STATE SCIENCE & TECHNOLOGY LAW CENTER AT
                       SYRACUSE UNIVERSITY COLLEGE OF LAW



                              Research Project for:


                                 Infotonics Inc.





            Research Project for Infotonics: The Optical Biopsy Pill


                               Research Associates
                               -------------------
                                 Til Dallavalle
                                   Mike Gussow
                                   Tom Hoehner
                                   Dana Miller
                                   Daniel Tune

                            Senior Research Associate
                            -------------------------
                                  Jason Plotkin
                                  Mark Vallone


                                    Director
                                    --------
                           Professor Theodore Hagelin


                               Associate Directors
                            Professor Richard Newman
                              Professor Mark Weldon





                (C) Syracuse University New Technology Law Center


EXECUTIVE SUMMARY........................................................................................2

1     BACKGROUND OF OPTICAL BIOPSY PILLS.................................................................3

   1.1      ORGANIZATIONS PERFORMING RESEARCH............................................................4
   1.2      MARKET......................................................................................12
   1.3      COMPANIES INVOLVED AND THEIR RESPECTIVE PRODUCTS............................................16
      1.3.1    Given Imaging............................................................................16
      1.3.2    Olympus Optical LTD......................................................................19
      1.3.3    SmartPill Corp...........................................................................21

2     OPTICAL BIOPSY PILL TECHNOLOGY DESCRIPTION........................................................23

   2.1      PLATFORMS...................................................................................25
      2.1.1    Video and Chemical Platforms.............................................................26
         2.1.1.1     Given Imaging......................................................................26
         2.1.1.2     Olympus Optical LTD................................................................28
         2.1.1.3     SmartPill Corporation..............................................................29
         2.1.1.4     Others.............................................................................31
      2.1.2    Photonics................................................................................31
         2.1.2.1     Dr. Robert Alfano's Influence......................................................32

3     ALFANO PATENT PORTFOLIO...........................................................................34

   3.1      EMITTED LIGHT WAVELENGTHS...................................................................34
      3.1.1    Ultraviolet..............................................................................34
         3.1.1.1     Boston University..................................................................35
      3.1.2    Infrared.................................................................................36
   3.2      METHODS OF SPECTRAL IMAGING.................................................................37
      3.2.1    Native Fluorescent Spectroscopy..........................................................37
      3.2.2    Raman Spectroscopy.......................................................................41
      3.2.3    Spectral Wing Emission...................................................................45
      3.2.4    Kubelka-Munk Function....................................................................47
   3.3      MEANS OF MEASURING WAVELENGTHS TO DIAGNOSE NORMAL, PRE-CANCEROUS, AND CANCEROUS TISSUE......49

4     OPTICAL BIOPSY PILL COMPONENTS....................................................................51

   4.1      LIGHT EMITTERS..............................................................................51
   4.2      LIGHT DETECTORS.............................................................................53
   4.3      POWER SOURCE................................................................................55
   4.4      POSITION DETECTION..........................................................................56
   4.5      PILL CASING.................................................................................58

5     INTEGRATING OPTICAL BIOPSY PILL COMPONENTS........................................................59

   5.1      IN HOUSE INVENTED COMPONENTS (SPECIALIZED)..................................................59
   5.2      COMMERCIAL COMPONENTS (OFF THE SHELF).......................................................59
   5.3      PROPRIETARY COMPONENTS (LICENSED FROM OTHERS)...............................................59

6     BUSINESS MODEL....................................................................................59

   6.1      LICENSOR....................................................................................59
      6.1.1    Given....................................................................................59
      6.1.2    Smart Pill...............................................................................59
   6.2      PARTNERSHIP.................................................................................59
      6.2.1    Benefits from Infotonics.................................................................59


Executive Summary

      We feel that it's important to note that much of the research for this report comes from Internet sources. Due to the novel nature of this technology, there aren't many sources of text that are helpful in our analysis, and as such, many of our sources are not independently verifiable.

Background of Optical Biopsy Pills

     For many years, doctors and others in the study of medical science have grappled with developing less invasive ways of spotting abnormalities within the human body. In fact, according to the National Museum of Health and Medicine in Washington, D.C., the concept of endoscopy(1) (which is derived from the Greek words for "looking inside") has been around since crude devices were first used in ancient Rome almost two thousand years ago.(2) Despite many changes in design since then, the modern concept of endoscopy did not appear until the early 1900s, when doctors first began to look inside the human body by using what amounted to little more than using a lighted telescope.(3)

     The main problem with these types of equipment was that these devices were completely rigid.(4) No major developments occurred until the 1930s, when "semi-flexible endoscopes called gastroscopes were developed to view inside of the stomach."(5) A major breakthrough in endoscope flexibility arrived in 1957, when an endoscope made with fiber-optic technology was invented by South African-born physician Basil Hirschowitz at the University of Michigan.(6) Starting in the 1960s, the use of fiber optic endoscopes became widespread and modifications on the same premise continue to this day.(7)

     Over time, concerns about the limitations of what could be seen through endoscopy as well as additional fears of damaging the gastrointestinal tract have led the scientific community to consider the development of viable alternatives.(8) For years, movies ranging from Fastastic Voyage to Innerspace speculated as to the possibility of using a miniaturized device that could explore inner workings of the human body.(9) However by 2001, what was once purely the domain of science fiction became a reality when an Israeli startup company named Given Imaging developed the "the first pill-sized endoscopic capsule with a camera."(10) In recent years, competitors such as Olympus and SmartPill Corp have emerged to challenge Given and develop enhanced products of their own.(11)

      This section will provide an overview of organizations that are performing research on optical biopsy-related technology as well as a brief analysis of the existing market for such technology. In order to demonstrate the benefits of pill-based optical biopsy technology, this section will also discuss a few non-pill products that utilize optical biopsy-related technology. Finally, this section will also explore the companies that have emerged so far as major players in developing the pill-based optical biopsy technology and descriptions of the pills themselves.

-----------------------

(1) National Museum of Health and Medicine, available at http://nmhm.washingtondc.museum/exhibits/gijourney/index.html (last visited Mar. 3, 2006);Wikipedia, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 3, 2006).

(2) National Museum of Health and Medicine, available at http://nmhm.washingtondc.museum/exhibits/gijourney/index.html (last visited Mar. 3, 2006);Wikipedia, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 3, 2006).

(3) Imaginis Medical Procedures, available at http://imaginis.com/endoscopy/#history (last visited Mar. 3, 2006).

(4) Imaginis Medical Procedures, available at http://imaginis.com/endoscopy/#history (last visited Mar. 3, 2006).

(5) Imaginis Medical Procedures, available at http://imaginis.com/endoscopy/#history (last visited Mar. 3, 2006).

(6) Imaginis Medical Procedures, available at http://imaginis.com/endoscopy/#history (last visited Mar. 3, 2006).

(7) Imaginis Medical Procedures, available at http://imaginis.com/endoscopy/#history (last visited Mar. 3, 2006).

(8) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20,
2006).

(9) Steve Ditlea, "Fantastic Voyage", New York Daily News (Jul. 26, 2005).

(10) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006); Wikipedia, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 3, 2006).

(11) Semiconductor Evening News, available at http://www.perfectdisplay.com/id532.html (last visited Mar. 4, 2006).

Organizations performing research

        As there is a great demand for developing less invasive ways of detecting abnormalities in the human body, it is understandable that there are many diverse research institutions focusing their efforts on optical biopsy-related research.(12) The search for modern alternatives to traditional endoscopy has been a global one.(13) For example, the Japanese administrative research institution RIKEN has made strides in the area of Raman spectroscopy.(14) In addition to Asia, there is a great deal of progress in North American research as well.(15) For example, in Canada the British Columbia Cancer Research Centre has moved forward in its use of optical biopsy-related technology for detection of tissue and organ rejection, while in the United States, the efforts of various universities and national laboratories have made many valuable contributions.(16) Amongst these many diverse approaches to optical biopsy-related research, a few interesting examples can be seen in the efforts of three research entities: the Los Alamos National Laboratory in New Mexico, the Massachusetts Institute of Technology and Mediscience Technology Corporation of New Jersey.

Los Alamos National Laboratory

         The Los Alamos National Laboratory (Los Alamos), located in northern New Mexico, is an integral part of the United States Department of Energy's laboratory and technological research centers.(17) In fact, according to its website it is "one of the largest multidisciplinary science institutions in the world".(18) Los Alamos' efforts are overseen by the University of California and is the "largest institution in Northern New Mexico with

--------------------

(12) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006); eMediaWire, available at http://www.emediawire.com/releases/2004/12/prweb184861.htm (last visited Mar. 17, 2006).

(13) Vancouver Enterprise Forum, available at http://www.vef.org/web/EventDetails.asp?ProductID=79 (last visited Mar. 17,
2006); eMediaWire, available at
http://www.emediawire.com/releases/2004/12/prweb184861.htm (last visited Mar. 17, 2006).

(14) RIKEN Optical Biopsy Development Research Unit, available at http://www.riken.go.jp/engn/index.html.

(15) RIKEN Optical Biopsy Development Research Unit, available at http://www.riken.go.jp/engn/index.html; Vancouver Enterprise Forum, available at http://www.vef.org/web/EventDetails.asp?ProductID=79 (last visited Mar. 17,
2006); eMediaWire, available at
http://www.emediawire.com/releases/2004/12/prweb184861.htm (last visited Mar. 17, 2006).

(16) RIKEN Optical Biopsy Development Research Unit, available at http://www.riken.go.jp/engn/index.html; Vancouver Enterprise Forum, available at http://www.vef.org/web/EventDetails.asp?ProductID=79 (last visited Mar. 17,
2006); eMediaWire, available at
http://www.emediawire.com/releases/2004/12/prweb184861.htm (last visited Mar. 17, 2006).

(17) US Department of Energy, available at http://www.doe.gov/organization/labs-techcenters.htm (last visited Mar. 17,
2006); Los Alamos' origins can be traced back to America's involvement in World War II, when in 1943 the Los Alamos Laboratory was established to support Project Y, a top secret plan to develop and construct an atomic bomb. Los Alamos Laboratory History, available at http://www.lanl.gov/history/overview.shtml (last visited Mar. 17, 2006).

(18) Los Alamos Laboratory Organization, available at http://www.lanl.gov/organization (last visited Mar. 17, 2006); Under the guidance of scientists such as J. Robert Oppenheimer and military strategists such as General Leslie R. Groves, the Los Alamos lab was able to develop the first atomic bomb, which was successfully detonated at the Alamogordo bombing range on July 16, 1945. Los Alamos Laboratory History, available at http://www.lanl.gov/history/overview.shtml (last visited Mar. 17, 2006); Nuclear weapons development and testing continued at Los Alamos until 1992, when treaties such as SALT and START led to a halt in nuclear testing and an increase in monitoring the safety of the existing nuclear stockpile in the United States. Los Alamos Laboratory, "H Bomb On", available at http://www.lanl.gov/history/hbombon/index.shtml (last visited Mar. 17, 2006).

more than 8,300 University of California employees plus approximately 3,000 contractor personnel."(19) Befitting its size, Los Alamos' budget is also quite large, with an annual budget of approximately $2.2 billion.(20) While research related to national security has always been an important role for Los Alamos, Los Alamos has branched out over the years to include 47 separate technical areas.(21)

         One promising area is biotechnology, where research on optical biopsy technology has been going on since the 1990s.(22) For example, in 1994, Los Alamos researcher Judith Mourant was the winner of an R&D 100 Award for her work in developing an Optical Biopsy System (OBS), which consisted of a "noninvasive fiber-optic and spectroscopy system" used to help diagnose cancer.(23) According to those who have worked on OBS, the system works through the use of a:

         "real-time probe based on white-light interaction with tissue, which can be used either through an endoscope or a biopsy needle. The system consists of small optical fibers that shine tiny bursts of light onto tissue and then collect the scattered light traveling through the tissue. A computer then analyzes the scattered light. OBS technology works because cancerous tissue scatters and absorbs light differently than normal tissue. A computer uses artificial intelligence and pattern recognition codes to analyze the scattered light spectra and discern the spectra of normal tissue from diseased tissue." (24)

         The use of OBS with breast cancer patients has proved particularly helpful, since the consistency of breast tissue can vary greatly between individuals.(25) As a result of the tissue differences, properly diagnosing abnormalities in breast tissue due to cancerous growth can be extremely challenging.(26) OBS' results when compared to standard pathology seems to be quite promising, as clinical studies undertaken by partners of Los Alamos in the United Kingdom have shown that data generated by OBS concurs with the standard pathology more than 80 percent of the time.(27) The quality of OBS is typically measured on the sensitivity of OBS' aptitude in finding cancer as well as its ability to be precise enough to be able to tell whether the tissue it is analyzing is either cancerous or healthy.(28) In addition to detecting cancerous tissue, there are also hopes that by understanding how different types of tissue impact the scattering of light, OBS can actually serve to

-----------------------

(19) Los Alamos Laboratory Organization, available at http://www.lanl.gov/organization (last visited Mar. 17, 2006).

(20) Los Alamos Laboratory Organization, available at http://www.lanl.gov/organization (last visited Mar. 17, 2006).

(21) Los Alamos Laboratory Organization, available at http://www.lanl.gov/organization (last visited Mar. 17, 2006).

(22) LANL News and Public Affairs, "Los Alamos researcher wins award from Biophysical Society", (Feb. 2, 1999).

(23) LANL News and Public Affairs, "Los Alamos researcher wins award from Biophysical Society", (Feb. 2, 1999).

(24) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(25) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(26) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(27) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(28) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

predict whether cancerous tissue will ultimately appear in a patient.(29) This is based on the premise that since light scatters differently depending on the properties of the tissue it is illuminating, there is a high likelihood that if a tissue began to change shape, the scattering of light would change as well.(30)

         The development of OBS appears to be a significant development in the fight against cancer. In fact, the technology has matured to the point Los Alamos has been able to license the technology for clinical applications.(31)

Massachusetts Institute of Technology

         Another major contributor to optical biopsy-related research is the Massachusetts Institute of Technology (MIT) in Cambridge, Massachusetts.(32) MIT's major involvement in optical biopsy-related technology is in its development of a laser-based technology known as optical coherence tomography
(OCT).(33) OCT is a non-invasive procedure that can identify nascent signs of cancer or heart disease.(34) OCT uses infrared light to magnify body tissues and allow physicians to look at individual cells in the tissue without damaging it.(35) OCT uses fiber optics and infrared light waves which, when reflected against human tissue from various angles, are able to display an image of the tissue.(36) The infrared light is reflected against the tissue by either endoscopy or catheter, which can be used nearly anywhere in a patient's body.(37) The primary benefit of OCT technology is in its superior

-----------------------

(29) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(30) US Department of Energy News, "Optical biopsy studied as breast cancer treatment aid", Eureka Alert, available at http://www.eurekalert.org/features/doe/2001-06/danl-obs061302.php, (Jun. 16,
2002).

(31) LANL News and Public Affairs, "Los Alamos researcher wins award from Biophysical Society", (Feb. 2, 1999).

(32) Founded by charter in 1861 largely due to the efforts of its first president William Barton Rogers, MIT did not open for classes until 1865, due to the Civil War. While MIT grew steadily over the years, its reputation grew significantly in the years leading to and following World War II. This was largely due to the United States government's utilizing MIT's researching capabilities by providing funding to MIT to support various national security projects. MIT consists today of five schools and one college, which together consist of 34 academic departments, divisions, and degree-granting programs. Among numerous other accolades, MIT has also produced an amazing total of 61 Nobel Prize winners. Wikipedia, available at http://en.wikipedia.org/wiki/Massachusetts_Institute_of_Technology (last visited
Mar. 18, 2005).

(33) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997); Laser Medicine and Medical Imaging Group, available at http://www.rle.mit.edu/rleonline/research/LaserMedicineandMedicalImagingGroup.
html (last visited Mar. 18, 2006).

(34) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(35) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(36) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(37) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

resolution, as OCT's resolution is vastly superior to traditional methods.(38) OCT resolution has been found to be at least 10 times clearer than MRIs and ultrasound.(39)

         Development of OCT began back in 1991, when OCT was developed as a partnership between MIT and the New England Eye Center.(40) At that time, OCT was used to provide images of the retina in order to provide a more accurate diagnosis for diseases such as glaucoma and macular edema.(41) In 1994, OCT technology made additional progress when OCT imaging was improved so it could be used for optical biopsies in nontransparent tissue.(42) This development was significant, as most body tissue consists of nontransparent tissue.(43) By allowing nontransparent tissue to be viewed via OCT, the door was now opened to advancements in many types of clinical applications. (44) For example, OCT could supplant traditional invasive biopsy where traditional means were too risky for patients.(45) It could also be used as a means of early diagnosis of cancer, as traditional biopsies may not be able to detect cancers as quickly as OCT.(46) Lastly, OCT could be used as a way to assist surgery by allowing surgeons to be more accurate when working on minute details such as nerve tissue or small glands.(47)

         Today OCT technology serves as a key part of current medical technology, but is also an important part of the future of medical science.(48) Since its original development in the 1990s, OCT is used commercially in several countries as a means of detecting eye disease.(49) Over the last couple of years, however, OCT technology is being looked at as a

--------------------------

(38) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(39) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(40) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(41) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(42) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(43) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(44) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(45) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(46) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(47) Massachusetts General Hospital, "Optical technique allows non-surgical biopsies", available at http://www.massgeneral.org/pubaffairs/releases/june_97_nonsurgical_biopsies.htm
(Jun. 27, 1997).

(48) Neil Savage, Optical Biopsy, Technology Review, available at http://www.technologyreview.com/BioTech/wtr_16450,306,p1.html (Mar./Apr. 2006).

(49) Neil Savage, Optical Biopsy, Technology Review, available at http://www.technologyreview.com/BioTech/wtr_16450,306,p1.html (Mar./Apr. 2006).

way of identifying unstable arterial plaques that could float off into the bloodstream and cause clots.(50) MIT research groups under Robert Huber and James Fujimoto explain the process as:

         "using a laser whose light frequency can be tuned extremely rapidly to enhance imaging speed. To allow faster tuning, the researchers built a laser with a coil of optical fiber several kilometers long. The round-trip time of the light in the coil precisely matches the time between frequency adjustments, so the beams provide a ready supply of photons for each adjustment, eliminating the delays normally required to build up enough photons at a new frequency. The technology can scan three centimeters of artery in just 2.5 seconds, at a high enough resolution to diagnose plaques and distinguish cancerous cells from normal ones." (51)

The experimental OCT technology Huber and Fujimoto discussed looks to become a reality within a few short years, as a spinoff company of MIT known as LightLabs Imaging is currently working on a prototype with a goal of entering clinical trials sometime before 2008.(52)

Mediscience Technology Corporation

A third major contributor to optical biopsy-related research is the Mediscience Technology Corporation of Cherry Hill, New Jersey (Mediscience).(53) Mediscience is a partner of Infotonics, and as a result merits additional attention.(54) Mediscience began its modern existence in 1971, when Cardiac Techniques, Inc. purchased Mediscience Technology Corp. and changed its name to Mediscience.(55) Mediscience's next significant move came in 1988, when it sought to expand its area of expertise by acquiring Laser Diagnostics Instruments (LDI).(56) Mediscience's interest in LDI stemmed largely from LDI's ownership of a patent application from Dr. Robert Alfano that was titled "Method and

-----------------------

(50) Neil Savage, Optical Biopsy, Technology Review, available at http://www.technologyreview.com/BioTech/wtr_16450,306,p1.html (Mar./Apr. 2006).

(51) Neil Savage, Optical Biopsy, Technology Review, available at http://www.technologyreview.com/BioTech/wtr_16450,306,p1.html (Mar./Apr. 2006).

(52) Neil Savage, Optical Biopsy, Technology Review, available at http://www.technologyreview.com/BioTech/wtr_16450,306,p1.html (Mar./Apr. 2006).

(53) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(54) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(55) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(56) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

Apparatus for Detecting Cancerous Tissue Using Visible Luminescence".(57) Ultimately, the application became a granted patent (the "516 patent") in 1990.(58) After the LDI purchase, Mediscience then formed a "long-term research relationship" with both the City University of New York as well as Dr. Alfano.(59) Mediscience made additional strides towards its goal of finding new technologies to detect cancer, as the research relationship resulted in "over 30 patents in the areas of tissue spectroscopy and optical imaging with applications in cancer detection."(60) In recent years, Mediscience has made further inroads into its goal of developing products that are capable of spotting cancer early through its research on Stokes Shift Emission Spectroscopy, its work on a CD-Ratiometer instrument, and as recently as 2004, its agreement with Infotonics to jointly develop a "compact phototonic explorer" or "pill camera" for both medical and non-medical applications.(61)

          Mediscience's major area of research in optical biopsy-related technology is in its research relating to the utilization of native tissue fluorescence spectroscopy for in vivo cancer detection.(62) The potential for using spectroscopy in this manner was discovered by Dr. Alfano in the early 1980s.(63) Using fluorescence spectroscopy allows for the possibility of diagnosing human tissue without have to excise the tissue from the patient. According to Mediscience, the methodologies they have developed through their research provide "the foundations for optical biopsy by developing technology based on UV-visible fluorescence, excitation, Raman, time-resolved, diffuse reflectance, and most recently, Stokes shift spectroscopies."(64) The ultimate goal of optical biopsy is determine whether "a tissue is malignant, dysplastic [pre-cancer] or benign; in addition to whether it is invasive

--------------------

(57) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004); Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(58) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004). (59) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(60) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(61) Mediscience Company History, available at http://www.medisciencetech.com/CompanyHistory.aspx (last visited Mar. 18, 2006).

(62) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(63) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(64) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

cancer."(65) Mediscience has indicated that the use of fluorescence leaves a different "signature" depending on whether it is used on normal or cancerous tissue. That signature, in turn, can be converted into an "[algorithm that can] distinguish malignant tissue from normal tissue."(66)

          Mediscience believes its work in optical biopsy carries several benefits over alternative approaches.(67) It feels that its methods are less invasive than traditional surgical biopsies, as no tissue is excised from the body. In addition, results are instantaneous rather than having a significant wait time, it is more sensitive to change, and possibly more accurate than other methods as well.

Market

     The market for optical biopsy-related products is intertwined with the impact of cancer on society and the benefits incurred through early detection via various medical devices. This section will address cancer's grim impact on our health care system as well as briefly describe the market of endoscopy and camera pill-related products.


     Impact of Cancer

     The word "cancer" induces an intense fear in most people. The statistics are particularly alarming. The National Institute of Health reports that cancer is responsible for one out of every four deaths in the United States; only heart disease takes more lives.(68) In fact, 556,902 people in the United States died of the disease in 2003.(69) The financial costs of cancer are also unsettling, as it has been reported that in 2005, the "direct medical costs of cancer care totaled $74 billion, while lost productivity and other effects added an additional $136 billion."(70) As it relates to optical biopsy pills, of particular concern is the impact of esophageal and stomach cancer.

     According to the American Cancer Society (ACS), this year the number of new esophageal cancer cases

----------------------

(65) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(66) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(67) Mediscience Technology Corp., Registration Statement Under the Securities Act of 1933 (Form SB-2), (Dec. 21, 2004).

(68) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

(69) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

(70) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

     in the United States will reach around 14,550 people.(71) In addition, it is estimated that the number of deaths this year from esophageal cancer will reach 13,770.(72) Because esophageal cancer is usually diagnosed at a late stage, most people with esophageal cancer eventually die of this disease. Esophageal cancer is also particularly dangerous to males, particularly males of African-American descent.(73) For example, the ACS' statistics claim that esophageal cancer strikes men three to four times more than it does women and approximately 50% more to African Americans than Caucasians.(74) However, the rate of esophageal cancer in white men has been increasing at a 2% rate per year.(75) Also disturbing is the survival rate for esophageal cancer.(76) Unfortunately, there are currently no methods or tests for screening people for esophageal cancer. As a result, people are generally diagnosed too late and the vast majority of people die from the disease.(77) However, since the 1960s there have been signs of improvement, as current studies show that "16% of white patients and 9% of African American patients survive at least 5 years after diagnosis".(78) This improvement is due particularly to technological improvements that better allow doctors to identify high-risk patients, in particular those with Barrett's esophagus and similar abnormalities found in the esophagus.(79)

     As for stomach cancer, the numbers are also disturbing. The ACS reports that in the United States in

--------------------------------

(71) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(72) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(73) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(74) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(75) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(76) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(77) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(78) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

(79) Detailed Guide: Esophagus Cancer, available at http://www.cancer.org/docroot/cri/content/cri_2_4_1x_what_are_the_key_statistics
_for_esophagus_cancer_12.asp (last viewed on Mar. 30, 2006).

     2006, approximately 22,280 new cases of stomach cancer will be diagnosed.(80) Of that number, approximately half (11,430 people) will die.(81) Stomach cancer appears to be a greater risk for older people as 66% of people diagnosed with stomach cancer are over 65 years old.(82) As for early detection, while stomach cancer can be screened and caught early, diagnosis is made difficult due to stomach cancer's tendency to share symptoms with a variety of other illnesses and conditions.(83) On a more positive note, the incidence of stomach cancer has decreased considerably in the United States and is no longer one of the leading causes of cancer deaths in this country.(84) While there are many theories for this, many believe this could be due to improved methods of food storage and decreased use of salted and smoked foods.(85)

     However, there is hope for those afflicted with cancer. The 2003 cancer statistics show a slight drop in the number of cancer deaths, a statistical first since the government started keeping such statistics back in 1930.(86) The downturn is due largely to a combination of fewer people taking up smoking, although early detection and improved medical technology is also important.(87) In addition, in large part to early screening, today more people are surviving cancer than ever before.(88) In fact, according to the National Cancer Institute there is an estimated "10.1 million living Americans who have had cancer."(89)

-------------------------

(80) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(81) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(82) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(83) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(84) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(85) Overview: Stomach Cancer, available at:
http://www.cancer.org/docroot/CRI/content/CRI_2_2_3X_How_is_stomach_cancer_found
_40.asp?rnav=cri (last viewed on Mar. 30, 2006).

(86) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

(87) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006); Center for Disease Control and Prevention available at http://www.cdc.gov/nccdphp/publications/factsheets/Prevention/cancer.htm (last viewed on Mar. 22, 2006).

(88) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

(89) Thomas H. Maugh II, "A first: Cancer deaths decline", San Jose Mercury News (Feb. 9, 2006).

     Besides saving lives, early screening and detection of cancer can also save a great deal of money.(90) The CDC reports that health economists are in general agreement that it is cost effective to save a life if illness is detected early enough, thus saving money that otherwise would have gone towards intense treatment or surgery.(91) In fact, the CDC estimates that screening for some types of cancer can save anywhere between 25-75% per patient for each year of life saved.(92) These savings could truly make a difference in the long term.


     Endoscopy/ Camera Pill Market


     While the cost of cancer is startling, the cost of the United States health care industry is simply massive. In 2004, a whopping 16% ($1.9 billion) of the GDP of the United States was spent on health care, a figure that no other country comes close to.(93) Within that market is the endoscope manufacturing market, which is currently dominated by Olympus Optical LTD.(94) According to statistics from fiscal year 2005, Olympus has a seventy percent share of the world's gastrointestinal endoscope market, with sales amounting to $1.34 billion.(95) The potential for profits has led to competition in the relatively new arena of capsule endoscopy, or "camera pills".(96) According to the Millenium Research Group, camera pills are estimated to create over $180 million in revenues in the United States by 2009. (97) This is a marked increase from recent years, when camera pills generated around $40 million in 2004.(98) This growth is expected largely due to the relative ease of swallowing a pill as opposed to the traditional method of endoscopy, which involves some form of anesthesia and the use of a flexible tube which contained a light and a camera to access the upper GI tract and report data to the doctor.(99) The issue is best summed up by Given Imaging CEO Gavriel Meron, who stated "We responded to a very basic

----------------------

(90) Center for Disease Control and Prevention available at http://www.cdc.gov/nccdphp/publications/factsheets/Prevention/cancer.htm (last viewed on Mar. 22, 2006).

(91) Center for Disease Control and Prevention available at http://www.cdc.gov/nccdphp/publications/factsheets/Prevention/cancer.htm (last viewed on Mar. 22, 2006).

(92) Center for Disease Control and Prevention available at http://www.cdc.gov/nccdphp/publications/factsheets/Prevention/cancer.htm (last viewed on Mar. 22, 2006).

(93) The Economist, "Desperate measures", available at http://www.economist.com/world/displaystory.cfm?story_id=5436968 (Jan. 26,
2006).

(94) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(95) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(96) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(97) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(98) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(99) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

     need...people don't want to be scoped".(100) In sum, the market for capsule endoscopy, while still not far removed from its infancy, promises to be a highly competitive market in the years ahead.

Companies Involved and Their Respective Products

        One of the most recent developments in the evolution of optical biopsy-related technology is the shift from endoscopy-based medical imaging to medical imaging achieved through a form of "camera pill." The use of a camera pill can provide several advantages over traditional endoscopy.(101) A pill can cause less anxiety in patients than the use of tubes.(102) In addition, it can be more accurate, can explore more areas than traditional endoscopy, and can be easier to use.(103)

        This section will focus on three of the companies that are at the forefront of developing and enhancing pill camera technology: Given Imaging of Yokneam, Israel, Olympus Optical LTD of Tokyo, Japan, and SmartPill Corp of Buffalo, NY. This section will explore the backgrounds of these three companies as well as discuss their pill camera products.

Given Imaging

     Given Imaging (Given) was founded in 1998 by Gavriel D. Meron, who is still both the President and the CEO of the company.(104) Established under Israeli law as a start-up company, Given stated that its primary goal was to create "patient-friendly" imaging equipment for use in gastrointestinal diagnosis.(105) Its headquarters are in a 25,000 square foot facility in Yokneam, Israel, which is a fast growing high-tech "industrial park" located between Tel Aviv and Haifa in the northern part of Israel.(106) Given also has a North American headquarters in Atlanta, as well as a European headquarters in Hamburg, Germany.(107) Given's main product since 2001 is its "Given Diagnostic System" which consists of three major components.(108) The first component is the PillCam(TM) Capsule Endoscope, which is described by Given as a non-reuseable capsule that is capable of transmitting color images.(109) The second component is the Given DataRecorder, which is a recording device that receives signals from the PillCam through various sensors and is worn by the patient on his or her belt.(110) The DataRecorder gives patients the ability to move around freely during

----------------------

(100) Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(101) N.N.Sachitanand, Painless GI, available at http://www.deccanherald.com/deccanherald/oct42005/snt152272005103.asp (Oct. 4,
2005).

(102) N.N.Sachitanand, Painless GI, available at http://www.deccanherald.com/deccanherald/oct42005/snt152272005103.asp (Oct. 4,
2005).

(103) N.N.Sachitanand, Painless GI, available at http://www.deccanherald.com/deccanherald/oct42005/snt152272005103.asp (Oct. 4,
2005).

(104) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(105) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(106) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006); Photonics, available at http://www.photonics.com/todaysheadlines/article.asp?id=822 (Jul. 6, 2000).

(107) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(108) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(109) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(110) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

     the examination of their gastrointestinal tract. The third and final component is the RAPID(TM) Workstation, which uses Given Imaging's RAPID (Reporting and Processing of Images and Data) Application Software.(111) The purpose of RAPID is to process collected data and translate it into a video image of the small intestine.(112) The RAPID Workstation allows doctors to look at, alter, save, or e-mail the video, as well as save snapshots of the video or small video clips.(113) According to Given, the Given Diagnostic system is marketed in the United States as well as sixty other countries.(114)



                                [PHOTO OMITTED]



                      Figure 1: The Given Diagnostic System



     While Given Imaging is a young company, it is also a rapidly growing company. In 2005, Given generated $86.8 million in sales, a 33.5% increase over the previous year.(115) Given also experienced an impressive 117% income growth over its 2004 growth.(116) In addition to growing economically, Given is also growing its employee base, having hired 21.6% more employees over the previous year.(117) Currently, Given's has a total of 282 employees.(118)


PillCam

         As mentioned earlier, the PillCam is at the heart of Given's product line. PillCam is the earliest entrant into the "camera pill" market, having been introduced in 2001.(119) The PillCam, which costs approximately $450 per pill, enters the body orally and can be taken with water the same way an ordinary pill is taken.(120) In order for images to be visible, the patient is asked to fast for ten hours before taking the pill.(121) Unlike a traditional pill, however, the camera inside the PillCam is capable of taking up "50,000 pictures as it moves through the gastrointestinal tract and the small bowel."(122) As it takes pictures throughout the body, the PillCam transmits the images it takes to the Given DataRecorder, then transfers the image to the

----------------------



(111) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(112) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(113) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(114) Given Imaging: About Us available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/CorporateOverview
/default.htm (last viewed on Mar. 22, 2006).

(115) Staff, Given Imaging, Hoover's Basic Company Records, (Feb. 15, 2006).

(116) Staff, Given Imaging, Hoover's Basic Company Records, (Feb. 15, 2006).

(117) Staff, Given Imaging, Hoover's Basic Company Records, (Feb. 15, 2006).

(118) Staff, Given Imaging, Hoover's Basic Company Records, (Feb. 15, 2006).

(119) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

(120) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006); Rohan Wade, "Vital body journey for hi-tech 'pill'", Hobart Mercury (Australia) (Jul. 29, 2005).

(121) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006); Rohan Wade, "Vital body journey for hi-tech 'pill'", Hobart Mercury (Australia) (Jul. 29, 2005).

(122) Rohan Wade, "Vital body journey for hi-tech 'pill'", Hobart Mercury (Australia) (Jul. 29, 2005).

RAPID(TM) Workstation computer screen so physicians can study the image.(123) As opposed to traditional endoscopy, which could only see up to two meters of the GI tract from either end, PillCam allows the entire tract to be visible.(124) The PillCam is not self-propelled; it moves via the natural contractions of the gastrointestinal tract and typically takes approximately eight hours before the disposable capsule is egested.(125)

          In order to get a lead on its competitors, Given has taken the approach of producing variations on its PillCam product. In 2004, for example, Given teamed up with Johnson & Johnson and produced an esophageal capsule that focused on problems related to chronic heartburn.(126) In the next few years, Given also plans on creating a PillCam capable of viewing the entire digestive tract, as well as one that is designed for the colon and one that is tailored to work in the stomach.(127)



                                [PHOTO OMITTED]


                       Figure 2: PillCam by Given Imaging

Olympus Optical LTD

     In sharp contrast to the recent establishment and subsequent growth of Given Imaging, Olympus Optical LTD (Olympus) has a long history, having been originally established in 1919.(128) While Olympus is the number one producer of medical endoscopy equipment in the world, when combined with its other products Olympus produces $7.5 billion dollars in sales and employs 30,339 employees worldwide.(129)

EndoCapsule

         Olympus' entry into the camera pill market is the EndoCapsule, which has been available in Europe since October and is being sold at a cost of $730.(130) Unlike Given's PillCam, the EndoCapsule has not been approved by the FDA.(131) It is expected, however, that the EndoCapsule will be introduced to the United States in May of 2006. (132) Little is known about how the product is faring, as only 700 people have actually taken the pill.(133)

         According to Olympus, the primary benefit of its EndoCapsule is that as the leading producer of endoscopes in the world, it is best capable of translating its successful endoscope technology into a capsule

--------------------------

(123) Rohan Wade, "Vital body journey for hi-tech 'pill'", Hobart Mercury (Australia) (Jul. 29, 2005).

(124) Rohan Wade, "Vital body journey for hi-tech 'pill'", Hobart Mercury (Australia) (Jul. 29, 2005).

(125) Leslie Goldman, "Swallow and say cheese; Camera in pill form goes down easily to check esophagus", Chicago Tribune (Aug. 28, 2005).

(126) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

(127) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

(128) Olympus History, available at
http://www.olympus.co.jp/en/corc/history/chron/index.cfm?ote=1 (last viewed on Mar. 24, 2006).

(129) Staff, Olympus Corporation, Hoover's Basic Company Records, (Jan. 4,
2006); Staff, "Ruling the Endoscopy Market", Red Herring, (Feb. 20, 2006).

(130) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006). (131) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

(132) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

(133) Andrew Romano, "A `Fantastic Voyage' Into Your GI Tract", Newsweek (Feb. 20, 2006).

endoscope.(134) For example, features such as automatic brightness control and high-resolution CCD imaging technology have been adapted to the EndoCapsule from prior Olympus endoscope technology.(135) Besides its experience in endoscopy, Olympus is also touting what it views to be as technical benefits.(136) Olympus states that the EndoCapsule provides the world's first real-time observation capability, which it believes will provide a more useful and consistent examination.(137) Real time capability is achieved through what Olympus has termed a "Real Time Viewer", which is a handheld display that reflects real time images produced by the EndoCapsule while inside the patient.(138) The EndoCapsule transmits via a "built-in capsule antenna", which is capable of transmitting to the data recorder at a rate of two images per second.(139) The images that are recorded are capable of being obtained for up to eight hours.(140) The EndoCapsule also provides a means for medical practitioners to determine if the pill is working properly before the pill is swallowed, whereas in older versions it apparently could not be determined that a pill was "a dud" until after it was swallowed.(141) In addition to real time capability, Olympus feels that the EndoCapsule is also enhanced by its small size [11mm in diameter, 26mm length] and a relatively wide depth of field at 0-22mm.(142) Until EndoCapsule is widely released, however, it is difficult to predict its prospects for success.


                                [PHOTO OMITTED]


                        Figure 3: EndoCapsule by Olympus


SmartPill Corp.

         SmartPill Corporation (SmartPill), headquartered in Buffalo, New York,

-------------------------

(134) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(135) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(136) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(137) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(138) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(139) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(140) News Release: Olympus Launches
High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29,
2006).

(141) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

(142) News Release: Olympus Launches High-resolution Capsule Endoscope in Europe, available at http://www.olympus.co.jp/en/news/2005b/nr051013capsle.cfm, (last viewed Mar. 29, 2006).

is the newest of the three entrants into the capsule endoscopy arena.(143) SmartPill was founded in 2003 after a merger between APPRO Healthcare, Inc. and is currently located on the Buffalo-Niagara Medical Campus, a decision that was made to allow easier access to researchers and partners in the life science areas.(144) As of 2003, it employed a total of 10 people on a full-time basis.(145)

SmartPill

         SmartPill's technology was originally created by Jerome J. Schentag, a professor at the University of Buffalo's School of Pharmacy, and David D'Andrea of SmartPill Corp. Ultimately, the University of Buffalo licensed its creation to SmartPill.(146) While SmartPill does share some similarities with PillCam and EndoCapsule, it also has some key differences. As with other forms of capsule endoscopy, SmartPill is taken orally and gives data to a computer, which monitors the progress of the pill.(147) Unlike other pills however, it covers the entire GI tract, yet does not produce a visual image.(148) In other words, SmartPill is not a camera pill at all, rather it is a mechanism that uses sensors to record and transmit data regarding pressure and pH levels as it moves completely through the GI tract.(149) In addition, SmartPill is not designed to look at lesions or bleeding related to cancer.(150) Instead, SmartPill focuses on diagnosing possible motility disorders such as irritable bowel syndrome (IBS) or gastroparesis, which refers to situations where the stomach is unable to empty itself.(151) According to SmartPill's CEO, David Barthel, the key benefits of SmartPill is that it is non-invasive (as opposed to surgical options or traditional endoscopy) and accurate in providing pressure and pH measurements.(152) Barthel also claims it is cheaper than traditional colonoscopy or sigmoidoscopy.(153) As a result, health care cost savings can be achieved.(154)

         Currently SmartPill is still a work in progress. Clinical trials for SmartPill began in March of 2005, SmartPill, which successfully completed the first phase of its clinical trials last summer, expects the current

--------------------


(143) About Us, available at http://www.smartpillcorp.com/ (last viewed Mar. 29,
2006).

(144) About Us, available at http://www.smartpillcorp.com/ (last viewed Mar. 29,
2006).

(145) Fred O. Williams, "Life Science Industry Takes Shape", The Buffalo News, (Dec. 12, 2003).

(146) Chet Bridger, "High-Tech Pill To Swallow; Buffalo Company's 'SMARTPILL' May Help Diagnose Illnesses of Gastrointestinal Tract", The Buffalo News, (Jul. 29, 2003).

(147) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(148) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(149) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(150) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(151) Note that "motility disorders" refers to problems related to how food moves through the GI tract. Interview with David Barthel, http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004); Fred O. Williams, "Life Science Industry Takes Shape", The Buffalo News, (Dec. 12, 2003).

(152) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(153) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

(154) Interview with David Barthel,
http://www.wallstreetreporter.com/linked/SmartPill.html, Wall Street Reporter, (Mar. 17, 2004).

phase of testing to be completed by May.(155) Upon successful completion of the trials and subsequent FDA approval, SmartPill plans on a second quarter 2006 release date into the market.(156)


                                [PHOTO OMITTED]


                     Figure 4: SmartPill by SmartPill Corp.


Optical Biopsy Pill Technology Description

         This section introduces optical biopsy pill technology, discusses its use, and examines the two scientific platforms upon which optical biopsy pill technology is being produced. The photographic technology as developed and currently marketed and distributed by three competitors, Given, Olympus, and SmartPill, will be compared. Additionally, advances in photonics as pertains to Dr. Robert Alfano's inventions and discoveries will be introduced as a potential next step in optical biopsy pill technology.

         Glancing at this technology reveals the optical biopsy pill to be another step in the growing fields of microelectric mechanical systems (MEMS) and optical micro-optic-electric mechanical systems (MOEMS), which merge optical imaging techniques and miniature-scaling capabilities.(157) Developments in this field have been embraced by the biomedical devices industry in the hopes that the emerging technology will have application in many areas of medicine.(158) Because optical biopsy pills are advancing technology and defining medical science at such a rapid pace, consumers reap the benefits of the developing technology, which increases the demand for it. Correspondingly, university-based research centers and private companies, like Given, Olympus, and SmartPill, seek to capitalize on the increased demand.

         Optical biopsy pills were originally designed as a less invasive alternative to traditional endoscopy methods.(159) Though minimally invasive because it doesn't usually require surgery, endoscopy requires that a

--------------------

(155) Staff, "Clinical Trials Beginning on SmartPill", The Buffalo News, (Mar. 3, 2005).

(156) Staff, "Clinical Trials Beginning on SmartPill", The Buffalo News, (Mar. 3, 2005); About Us, available at http://www.smartpillcorp.com/ (last viewed Mar. 29, 2006).

(157) Susan E. Barker, Good Things, Small Packages: IEEC Charts New "Micro" Directions, reprinted in Discover-E Research Newsletter, available at http://research.binghamton.edu/Discovere/september2002/ieec.htm (last visited
Mar. 25, 2006).

(158) Interview with David R. Smith, President and CEO of Infotonics Technology Center, Inc., in Syracuse, N.Y. (Sept. 23, 2005). Included in the interview was a PowerPoint presentation, hardcopy on file with author.

(159) Endoscopy literally means to look inside and specifically refers to medical purposes for looking inside the human body. See http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

small scope be inserted through a natural body opening while the patient is sedated.(160) The scope uses a light mechanism, and, currently, fiber-optics direct the light source. Then images are transmitted through a flexible lens system and relayed to the viewer.(161) These scopes have also been used to collect specimens from inside the body for biopsy purposes and further analysis in medical diagnoses.(162) Endoscopy has been the medical method of choice to obtain visuals and specimens from the gastroinstestinal tract (GI tract),(163) respiratory tract, urinary tract, and female reproductive system.(164) Developments and application of robotic systems made it possible for surgeons to operate from a remotely from the patient's physical location.(165)

         By combining the features of remote operation, with MEMS and MOEMS technology, scientists were able to create a capsule that doctors can navigate through the body to collect visual and chemical data.(166) Swallowing an OBP the size of a large vitamin pill containing a color camera, battery, light source and transmitter, a patient is able to gain the benefits of endoscopy without anesthesia, probe or tubes in the body, or long hours in a medical facility.(167) The pill's camera is able to take video or two images per second, every second for eight hours,(168) and can also transmit the images to a recording device patients wear around the waist.(169) Without inhibiting a patient's regular activities, the biopsy pill moves normally through the digestive tract, its information and images are retrieved and downloaded, and the pill is excreted but not retrieved.(170) These developments enable doctors to generate new tests and better analyze and diagnose disease in the upper GI tract through less invasive and disruptive methods for the patient.(171)

Platforms

         Two separate technology platforms are used in optical biopsy pills: photography and photonics.

------------------------

(160) See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(161) See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(162) See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(163) The GI tract includes the: esophagus, stomach, small intestine and colon. See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(164) See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(165) See Wikipedia, Endoscope, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(166) Susan E. Barker, Good Things, Small Packages: IEEC Charts New "Micro" Directions, reprinted in Discover-E Research Newsletter, available at http://research.binghamton.edu/Discovere/september2002/ieec.htm (last visited
Mar. 25, 2006).

(167) Mayo Clinic Newsletter, 9 Mayo Clinic Checkup 6 (Dec. 2002), available at http://www.mayclinic.org/checkup-2002/dec-endoscopy.html (last visited Mar. 26,
2006).

(168) While the device is able to generate a substantial amount of images or video, the travel process through the upper GI tract usually takes minutes. Id.

(169) Mayo Clinic Newsletter, 9 Mayo Clinic Checkup 6 (Dec. 2002), available at http://www.mayclinic.org/checkup-2002/dec-endoscopy.html (last visited Mar. 26,
2006).

(170) Mayo Clinic Newsletter, 9 Mayo Clinic Checkup 6 (Dec. 2002), available at http://www.mayclinic.org/checkup-2002/dec-endoscopy.html (last visited Mar. 26,
2006); see also Joe Stuteville, Picture Pill Takes "Fantastic Voyage" Through Small Intestine, Indiana University (May 16, 2003), available at http://www.indiana.edu/~ocmhp/051603/text/endoscopy.html (last visited Feb. 27,
2006).

(171) Gay Frankenfield, Future Testing Will Be Music to Patients' Ears, WebMD Med. News (Jun. 1, 2000), available at http://www.webmd.com/content/Article/25/1728_58103.htm?printing=true (last visited Mar. 26, 2006).

Given and Olympus utilize the photography platform, SmartPill employs a chemical application, while Dr. Alfano, the cooperative universities with whom he works, private companies like Mediscience, and other universities like Harvard and MIT have begun to utilize the photonics platform.

Video and Chemical Platforms

         Photography is defined as "the art or process of producing images by the action of radiant energy and especially light on a sensitive surface (as film or a charged-coupled device chip)."(172) Photographic technology for optical biopsy pills became available soon after cameras no longer relied on film to transmit images. Widespread use of digital cameras ushered in a new era of photographic technology, and the biomedical device industry acted. Now, medical images may be created through radiation, as in x-rays, ultrasound, OCT,(173) computer and digital technology. Tied to the biopsy pill, companies like Given include computer software programs to increase the value of the imaging tests and help increase efficiency and ease of diagnosis for treating physicians.(174) Like most technology development, advances are not limited by geographic boundaries, and the companies studied below represent worldwide biomedical development of noninvasive optical biopsy pills.

Given Imaging

         Based in Israel, Given Imaging was the first biomedical device company to introduce a pill-sized endoscopic capsule with a camera.(175) Designed to detect abnormalities in the small intestines, Given's PillCam purports to retain all the advantages of traditional endoscopy while providing the patient with a painless and effective experience.(176) Given submits that its pill has been successfully used to diagnose several diseases of the small intestine including Crohn's and Celiac diseases, malabsorption and vascular disorders, identification of benign and malignant tumors, and medication-related injury.(177) Given's technology platform is the Given Diagnostic System, which features a video-camera encapsulated in the pill.(178) When the pill is ingested by the patient, a method provides direct visualization of the entire small intestine.(179)

-------------------

(172) Merriam Webster, Collegiate Dictionary, 933 (Merriam Webster Inc., 2003).

(173) OCT imaging is used in vivo rather than in vitro, and is described as using the same technology as telecommunications. "An optical fiber is a string -like component which guides light waves, allowing a beam to be controlled over long distances and around bends." Sarah H. Wright, Optical Technique Lets Scientists Perform Non-Surgical Biopsies, Massachusetts Institute of Technology News Office (Jul. 16, 1997), available at http://web.mit.edu/newsoffice/1997/print/oct-0716-print.html (last visited Feb. 27, 2006).

(174) Gay Frankenfield, Future Testing Will Be Music to Patients' Ears, WEBMD MED. NEWS (Jun. 1, 2000), available at http://www.webmd.com/content/Article/25/1728_58103.htm?printing=true (last visited Mar. 26, 2006).

(175) See http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(176) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English (last visited Feb. 27,
2006).

(177) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English (last visited Feb. 27,
2006).

(178) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/NewsAndEvents/
Press (last visited Feb. 27, 2006).

(179) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/About/NewsAndEvents/
Press (last visited Feb. 27, 2006).

         Designed for a single-use, Given's capsule is 11 mm x 26 mm and weighs less than four grams.(180) The camera's field of view is 140 degrees and can capture approximately 57,000 images at a rate of two frames per second over an eight-hour period.(181) Physicians using the PillCam need to use Given's RAPID Software to download the video transmission and review the captured video information.(182) Actual reviewing time physicians need to evaluate the produced video varies depending on the physician's experience reviewing RAPID videos.(183) However, because image processing is simultaneously performed during video download, and because no human monitoring or intervention is necessary once the download connection is established, the standard video to data recorder transmission only takes about one-and-a-half to two hours' time.(184) Thus, the shorter transmission time and decreased doctor-patient involvement creates a more efficient and accommodating process for both the doctor and the patient. Additionally, Given makes available a "booster system" to help decrease download time by 50-60%, and to enable multiple unattended successive downloads.(185)

         Occasionally, biopsy pills can travel randomly (backwards or forwards) inside the body; however, Given reports that there is no evidence which suggests that the direction of capsule movement affects the diagnostic yield.(186) Given received CE permission in 2001,(187) FDA clearance in the United States in 2003, and has regulatory approval to sell the Given System in Australia, New Zealand, Canada, Israel, China, South Korea, and Latin America.(188) The U.S. Federal Communications Commission (FCC) granted approval of Given's equipment certification and system in 2001.(189)

Olympus Optical LTD

         In 1950, Olympus developed the first gastrocamera, and since then, Olympus continues to lead in

---------------------------

(180) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(181) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(182) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(183) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006). See also, Sandra Ziv's comment in Gay Frankenfield's article: "The capsules shoot an eight-hour movie, then computer software turns it into a 20 -minute film clip." Gay Frankenfield, Future Testing Will Be Music to Patients' Ears, WEBMD MED. NEWS (Jun. 1, 2000), available at http://www.webmd.com/content/Article/25/1728_58103.htm?printing=true (last visited Mar. 26, 2006).

(184) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(185) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(186) Given Imaging website, available at http://www.givenimaging.com/Cultures/en-US/Given/English/Patients/FAQ/ (last visited Feb. 27, 2006).

(187) CE is a designation given by the European Union that signifies the marked product satisfies the essential requirements of Eurpoean Union directives for low-voltage devices. Wikipedia website, definition of CE mark, available at http://en.wikipedia.org/wiki/CE_mark (last visited Mar. 30, 2006).

(188) Given Imaging website, available at http://www.givenimaging.com/given/Templates/CorporateOverview.aspx? (last visited Feb. 27, 2006).

(189) Given Imaging website, available at http://www.givenimaging.com/given/Templates/CorporateOverview.aspx? (last visited Feb. 27, 2006).

the development of fiberscopes and videoscopes that allow doctors to see directly into the body.(190) Responding to the rising medical costs in Japan and the rapid aging of Japanese society, Olympus seeks to provide economically practical medical equipment that is noninvasive, safe and efficient.(191)

         Though Olympus is known competitor in the optical biopsy pill market, information is not readily accessible as to how far along in its development, testing, approvals it is. Within its corporate structure, Olympus contains MEMS divisions designing microcomponents, ultrahigh-precision parts fabricating lenses, information equipment (scanners and handheld terminals), ultrahigh-resolution digital imaging processors, and all the preceding endoscopic technology necessary to continue to develop this market.(192) Additionally, on its website, Olympus states that it serves approximately 70% of the world market for gastrointestinal endoscopes. Thus, in all likelihood, Olympus is researching and developing OBP technology though they do not mention it on their website or in available press releases and company information.

SmartPill Corporation

         While the term "smart pill" has come to refer to any pill having the ability to deliver or control the delivery of medicine without the patient taking any action subsequent to initially swallowing the pill, originally, the term referred to a computer-controlled pill electronically traceable and targeted to administer a drug to a predetermined location in the gastrointestinal tract.(193) Like Given's pill and Olympus's stated medical industry mission, SmartPill, of Buffalo, New York, designed its capsule device to "non-invasively aid in the diagnosis, definition and therapeutic intervention of [gastrointestinal] disorders and diseases, enhance patient comfort and convenience, and reduce the cost of exploratory GI tract examinations."(194) In developing its pill, SmartPill applied the following technologies: MEMS, miniaturization of components, silicon micro-processing chips, and electronic hardware and software designed to measure and process biomedical data.(195)


     [PHOTO OMITTED]       Figure 2.1.1.3 SmartPill Data Receiver. A
                           battery-operated receiver, it wirelessly transmits data to- and from- the pill and functions as a mobile data storage unit.(196)


         SmartPill's pH.p single-use capsule is 22 mm x 13 mm, and it possesses a battery life exceeding 72

--------------------------

(190) Olympus website, available at
http://www.olympus.co.jp/en/core/profile/mesg.cfm (last visited Feb. 27, 2006).

(191) Olympus website, available at
http://www.olympus.co.jp/en/core/profile/mesg.cfm (last visited Feb. 27, 2006).

(192) Olympus website, available at
http://www.olympus.co.jp/en/core/profile/mesg.cfm (last visited Feb. 27, 2006).

(193) About.com website, available at
http://inventors.about.com/library/inventors/bl_smart_pill.htm (last visited
Feb. 27, 2006).

(194) SmartPill Corporation website, available at http://www.smartpill.com/ (last visited Feb. 27, 2006).

(195) SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(196) SmartPill Corporation website, available at http://www.smartpill.com/products_gi_monitoring.php (last visited Mar. 30,
2006).

hours.(197) After ingestion, SmartPill's pH.p capsule obtains biomedical data in vivo and wirelessly transmits that data to a portable receiver the patient wears on a belt clip.(198) This pill doesn't rely on visual aids or a camera, but rather uses an acidity measurement system to detect diseases and disorders.(199) The pH.p captures specific data regarding the gastrointestinal intraluminal pressure,(200) pH levels and transit time of spontaneous movement of mass through the intestine.(201) Because SmartPill designed their capsule on a scalable platform able to sustain multiple device functionalities or operate with a single device function, it may support a range of diagnostic capabilities including antigen detection and subsurface imaging.(202) The pH.p transmits data while in vivo through radio frequencies (RF), which are received by the battery-operated device worn by the patient.(203) Once the pill is expelled (in 24-48 hours time following ingestion), SmartPill, like Given, uses its own software processing program (SmartPill MotiliGI software) to download the captured data from the pill, which takes a few minutes.(204) Also similar to Given, SmartPill's GI Monitoring System, consists of a tracking technology allowing precision mapping of the patient's entire GI tract.(205) SmartPill posits that this capability will enable gastroenternologists and researchers to identify abnormalities and pragmatically substantiate a therapeutic program.(206) Unlike Given, however, SmartPill has not yet received FDA approval and, pending the FDA release, its monitoring system's anticipated available for sale date is slated for late Spring 2006.(207)

Others

         An internet source reports that as of 2004, a 1 cm x 2 cm endoscopic pill was available that captured 0.4 megapixel video at up to 30 frames/second.(208) Capable of performing rotational control at a doctor's direction, these pills can adjust the camera direction, take tissue samples and administer medications in vitro.(209) Operated by battery or wireless transmission, these capsules cost upwards of $120.(210)

------------------

(197) SmartPill Corporation website, available at http://www.smartpill.com/products_faq.php (last visited Feb. 27, 2006).

(198) SmartPill Corporation website, available at http://www.smartpillcorp.com/news_releases_060116.php (last visited Feb. 27,
2006).

(199) SmartPill Corporation website, available at http://www.smartpill.com/news_kit.php (last visited Feb. 27, 2006).

(200) Gastrointestinal intraluminal pressure refers to a pressure created in the cavity of the colon or GI tract. Ralph M. Meyerson, Control Diverticulosis With a High-Fiber Diet, BETTER NUTRITION (Aug. 1989), http://www.findarticles.com/p/articles/mi_m0860/is_n8_v51/ai_7746515.

(201) SmartPill Corporation website, available at http://www.smartpill.com/news_kit.php (last visited Feb. 27, 2006).

(202) SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(203) Id. Note, the pH.p has a battery life of five-plus days.SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(204) SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(205) SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(206) SmartPill Corporation, Press Kit, (SmartPill Corporation, Nov. 2005).

(207) SmartPill Corporation website, available at http://www.smartpill.com/ (last visited Feb. 27, 2006).

(208) Wikipedia website, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(209) Wikipedia website, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

(210) Wikipedia website, available at http://en.wikipedia.org/wiki/Endoscopy (last visited Mar. 26, 2006).

Photonics

         As the demand in technology advancement continues to require electronics become smaller and smaller in scale, photonics research and development will persist.(211) Defined as "the science and technology of generating and controlling photons, particularly in the visible and near infra-red light spectrum," photonics research and technology can be readily applied to virtually any science that requires precision measurement systems.(212) Generally, the term photonics echoes the growing relationship between optics and electronics, specifically as it applies to semiconductor materials and optical systems devices.(213) Though usually related to application-related research, photonics technology often lends to other applied sciences like MEMS, MOEMS, and other technology or mechanical-based research and development.(214) Photonics includes the study of emission, transmission, amplification, detection, modulation, and switching, or pulsing, of light.(215)

         Applied broadly, photonics technology may be incorporated in light detection, communications systems, and information processing.(216) In the business and consumer markets, photonics research and development has been integrated into industry products such as: consumer equipment (CD-ROM, video control devices (VCD), remote control devices, barcode scanners, printers), telecommunications (optical fiber communications), medicine (laser eye surgery, tattoo removal, surgical endoscopy), construction (laser welding, cutting and etching, laser leveling, rangefinding, and smartstructures), military (information retrieval sensors, search and rescue, mine laying and detection), and entertainment (laser shows and holographic art).(217) Due to its diverse application and because expectations of continued technological demand, photonics is considered to be an emerging market, potentially worth ten- to twenty billion dollars by 2010.(218)

         Because of the anticipated growth and success of the photonics market, many universities worldwide have created photonics programs and facilities focused on developing research.(219) For the purposes of this report, the City College of New York (CUNY), its on-going research into photonics and optical biopsy pills, and particularly the work of Dr. Robert Alfano, are significant.

Dr. Robert Alfano's Influence

         As Distinguished Professor of Science and Engineering, the Director of the Institute for Ultrafast Spectroscopy and Lasers at the CUNY, Director of New York State Center for Advanced Technology (CAT) for Ultrafast Photonic Materials and Applications, Director of the Department of Energy Center of Excellence on Laser Imaging and Cancer Diagnostics, as a prolific inventor in his own right, and as a faculty

----------------------

(211) Susan E. Barker, Good Things, Small Packages: IEEC Charts New "Micro" Directions, reprinted in Discover-E Research Newsletter, available at http://research.binghamton.edu/Discovere/september2002/ieec.htm (last visited
Mar. 25, 2006).

(212) Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

(213) See generally, http://www.np.edu.sg/~sat/Schprj/Photonics/photonics.html (last visited Mar. 25, 2006).

(214) Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

(215) Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

(216) Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

(217) See generally, http://www.np.edu.sg/~sat/Schprj/Photonics/photonics.html (last visited Mar. 25, 2006).

(218) See generally, (last visited Mar. 25, 2006); see also Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

(219) A list of various universities and colleges are listed on the Wikipedia website, available at http://en.wikipedia.org/wiki/Photonics (last visited Mar. 25, 2006).

member affiliated with the physics department at CUNY since 1972, Dr. Robert R. Alfano is a leading figure in the field of photonics research and development in the world.(220) Dr. Alfano holds more than 76 patents and has published more than 600 papers addressing the areas of ultrafast time-resolved spectroscopy, lasers, photonics, biomedical optics and condensed matter physics.(221) In a conference presentation to the International Society for Optical Engineering in 2001, Dr. Alfano spoke about "Advances in Mediphotonics: Optical Biopsy and Tomography."(222) He spoke regarding the:

                  [s]pecial properties possessed by light [and how they] can be used to extract noninvasively local information on the state of tissues. The spectral, temporal and polarization changes of light associated with pathological changes caused by cancer [were presented]. Various optical gating methods [were] described to enhance detection of the ballistic and snake photons over diffuse photons traveling through scattering media and tissues and advance optical mammography and tomography.(223)

While this conference did not address optical biopsy pills directly, it instigated developing research and prompted Dr. Alfano to consider using photonics in conjunction with MEM and MOEM systems for in vivo cancer detection.

         Dr. Alfano and the New York State CAT in Photonics Applications at CUNY are currently undertaking development of a photonic pill for the detection of cancer, called a Compact Photonic Explorer (CPE).(224) The researchers aim to use noninvasive medical diagnostics to develop a small-scale, remote controlled photonic pill.(225) Orally ingested, or inserted into the body, the "pill would use light to measure and interpret a variety of medical conditions, and then transmit its findings to the healthcare provider."(226) Like Given and SmartPill, the CPE would ideally increase a patient's comfort and safety in diagnosing and treating cancer, as well as increase medical diagnostic capabilities.(227)

Alfano patent portfolio
        This section of the report will examine the Alfano patent portfolio and its incorporation into the

-------------------------

(220) The International Society for Optical Engineering website, available at http://www.spie.org/conferences/programs/01/ne/Plenary.html (last visited Mar. 25, 2006).

(221) The International Society for Optical Engineering website, available at http://www.spie.org/conferences/programs/01/ne/Plenary.html (last visited Mar. 25, 2006).

(222) Id. Mediphotonics is a scientific field that apples optical technologies to the science of dectection and monitoring of human disease. The International Society for Optical Engineering website, available at http://www.spie.org/conferences/programs/01/ne/Plenary.html (last visited Mar. 25, 2006); see also
http://www.sci.ccny.cuny.edu/physics/gradprogram/laser_physics.html (last visited Mar. 25, 2006).

(223) The International Society for Optical Engineering website, available at http://www.spie.org/conferences/programs/01/ne/Plenary.html (last visited Mar. 25, 2006).

(224) New York State Center for Advanced Technology in Photonics Applications at the City University of New York website, available at http://www.cunyphotonics.com/research_med.htm (last visited Mar. 25, 2006).

(225) New York State Center for Advanced Technology in Photonics Applications at the City University of New York website, available at http://www.cunyphotonics.com/research_med.htm (last visited Mar. 25, 2006).

(226) New York State Center for Advanced Technology in Photonics Applications at the City University of New York website, available at http://www.cunyphotonics.com/research_med.htm (last visited Mar. 25, 2006).

(227) New York State Center for Advanced Technology in Photonics Applications at the City University of New York website, available at http://www.cunyphotonics.com/research_med.htm (last visited Mar. 25, 2006).

Optical Biopsy Pill. Dr. Alfano's patents form the foundation for this technology and their methodology will drive the success of this device.

Emitted light wavelengths

        The Optical Biopsy Pill design utilizes emitted light wavelengths in order to detect cancerous cells within a patient's body. By exciting different wavelengths of light, the components of this pill will be able to detect cancerous/mutant cells within the body in a manner which is much less intrusive than traditional methods of detection. The result is an estimated decrease in healthcare costs from earlier detection and improved quality of care for patients. To achieve this goal, designers have incorporated the use of ultraviolet and infrared radiation into the pill's architecture.

Ultraviolet

         Ultraviolet (UV) radiation consists of radiation of a wavelength too short for the normal eye to see. This type of radiation can be classified into three categories; "near UV (380-200 nm wavelength), far or vacuum UV (200-10 nm; abbrev. FUV or VUV), and extreme UV (1-31 nm; abbrev. EUV or XUV)".(228) This type of radiation has been applied to a diverse number of fields including pest control, sterilization, astronomy and photolithography.(229) Ultraviolet radiation is usually generated by the sun and has been found to play an important role in human health. "Whereas UVC rays (wavelengths of 100-280 nm) are absorbed by the atmospheric ozone, most radiation in the UVA range (315-400
nm) and about 10 % of the UVB rays (280-315 nm) reach the Earth's surface."(230) In smaller doses, UV light is essential to the production of Vitamin D but overexposure can cause problems to peoples' eyes, skin, and immune systems.(231)

         The Optical Biopsy Pill will utilize the spectroscopy applications of Ultraviolet light in order to bombard desired areas of tissue. By monitoring the affected areas, the pill's designers hope to monitor the reactions in terms of fluorescence which will indicate the status of the viewed cells. Of critical importance will be the amount of power required to generate the appropriate levels of UV radiation. Similar products emit a waveband of 3000A-4000A, and the OBP will have to maintain a power level sufficient to create and monitor the results of such a concentration of radiation.(232)

Boston University
         Researchers at Boston University are working within the field of emitted light wavelengths and are

------------------------


(228) "Ultraviolet", http://en.wikipedia.org/wiki/Ultraviolet_light (last visited March 27, 2006).

(229) Id.

(230) World Health Organization, "Ultraviolet Radiation".
http://www.who.int/uv/en/, (last visited March 27, 2006).

(231) Id.

(232) Patent Number: 5,348,018. R. Alfano, September 20, 1994. "Method for determining if tissue is malignant as opposed to non-malignant using time-resolved fluorescence spectroscopy" currently involved in a project which may substantially further the abilities of the Optical Biopsy Pill. The work on "deep ultraviolet (DUV) nonlinear microscopy in thick tissue" could "extend optical microscopy into the deep ultraviolet (DUV) wavelength range, and characterize DUV endogenous signals obtained from unlabeled biological tissue". (233) DUV wavelengths range from 230 nm to 350nm, although these numbers are not usually quantified because DUV light does not transmit through regular glass and, thus, cannot be observed through normal methods.(234) BU researchers believe that using DUV could allow access to important medical information on cells which previously could not be observed.(235) Using a "nonlinear microscope", researchers hope to use the advantages of this type of monitoring to create a system which can image in thick tissues.(236) "In addition, [they] will integrate our nonlinear microscope with a custom designed spectrograph to allow both high-resolution imaging and spectral analysis."(237) The process is new and has never before been accomplished. The BU team hopes that by confirming the ability to identify these types of cells within the spectral range, the process will provide medical information that could aid both patients and physicians.(238)

Infrared

        Infrared radiation is another form of electromagnetic radiation which has a longer wavelength than visible light, but shorter than that of microwaves.(239) "Infrared radiation spans three orders of magnitude and has wavelengths between approximately 750 nm and 1 mm."(240) Infrared radiation is divided into a number of sub-categories; "near infrared NIR, IR-A DIN, 0.75-1.4 ; short wavelength (shortwave) IR SWIR, IR-B DIN, 1.4-3 um, water absorption increases significantly at 1450 nm; mid wavelength IR MWIR, IR-C DIN, also intermediate-IR (IIR), 3-8 um; and long wavelength IR LWIR, IR-C DIN, 8-15 um); far infrared FIR, 15-1000 um".(241) These divisions play an important role in the Optical Biopsy Pill because of IR's usage in the communications and spectroscopy fields.

        Infrared radiation can be used to study organic compounds through spectroscopy. Researchers can determine the chemical makeup of material by means of the percentage of IR which can be transmitted through that substance.(242) The Optical Biopsy Pill can employ Infrared radiation to illuminate possible cancerous tissue in patients.

                  "In one aspect, the method is used to characterize the condition of a tissue sample and comprises the steps of (a) photoexciting the tissue sample with substantially monochromatic light having a wavelength of at least 600 nm; and (b) using the resultant far red and near infrared spectral wing emission (SW) emitted from the tissue sample to characterize the condition of the tissue sample".(243)

---------------------

(233) "Deep ultraviolet nonlinear microscopy in thick tissue", http://researchresources.bumc.bu.edu/abstract/1R21EB005736-01.htm, (last visited
March 27, 2006)

(234) Id.

(235) Id.

(236) Id.

(237) Id.

(238) "Deep ultraviolet nonlinear microscopy in thick tissue", http://researchresources.bumc.bu.edu/abstract/1R21EB005736-01.htm, (last visited
March 27, 2006) (239) "Infrared", http://en.wikipedia.org/wiki/Infrared. (last visited March 27, 2006).

(240) Id.

(241) Id.

(242) Id.

(243) Patent Number: 6,665,556. Alfano, et. Al., December 16, 2003. "Method and apparatus for examining a tissue using the spectral wing emission therefrom induced by visible to infrared photoexcitation."

Since every organic structure absorbs Infrared radiation at a unique frequency(244), this process would be a valuable tool for medical personnel to gain greater insight into exactly what classification of material was causing their injuries.

Methods of Spectral Imaging

              Research has shown that a number of methods exist for determining the cancer status of an unknown tissue sample using spectral imaging techniques. These techniques include native fluorescent spectroscopy, Raman spectroscopy, spectral wing analysis in the far-red to near-infrared spectrum, and diffuse reflectance spectroscopy employing the Kubelka-Munk function. Although each of these techniques differs in its specific implementation, they all share a common approach in exploiting the inherent differences in the chemical composition of normal, benign and cancerous tissues for a given tissue type. These differences in cellular composition result in distinct spectral profiles, which, in turn, make it possible to compare the spectral profile of an unknown tissue sample to those of known normal, benign and cancerous tissues in order to determine the status of that unknown sample.

Native Fluorescent Spectroscopy

     Fluorescence spectroscopy is a technique for determining the properties of a given substance by examining the intensity and wavelength of light emitted from an illuminated substance in the form of fluorescence.(245) Other scientific fields have utilized this analysis procedure for well over a century, but only recently has the technique been applied to the medical field.(246) Though the technique as applied to the medical field remains in its infancy, it shows great promise in providing a means of early cancer detection and diagnosis, filling the void between clinical examination and invasive biopsies.(247)

     The native fluorescence technique rests on the principle that light energy has the ability to activate various molecules within a cell.(248) When illuminated with light of a specific wavelength, the cellular molecules absorb the light energy and attain a higher energy state.(249) Subsequently, the molecules will

--------------------------------------------------------------------------------

(244) "Infrared Spectroscopy",
http://www.scienceofspectroscopy.info/wiki/index.php?title=Infrared_
Spectroscopy, (last visited March 27, 2006)

(245) Wikipedia, available at
http://en.wikipedia.org/wiki/Fluorescence_spectroscopy (last visited on Mar. 21, 2006); Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(246) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(247) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(248) Analytical Spectroscopy Research Group, General Spectroscopy Overview, available at http://asrg.contactincontext.org/ASRG/general_spectroscopy.html
(last visited on Mar. 22, 2006); Ann Gillenwater et al, Fluorescence
Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(249) Wikipedia, available at
http://en.wikipedia.org/wiki/Fluorescence_spectroscopy (last visited on Mar. 21, 2006); Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

     return to their normal energy state, releasing the absorbed energy in the form of fluorescence.(250) Figure 3.2.1 depicts the energy level transitions associated with a fluorescing molecule.



                                [GRAPHIC OMITTED]



              Figure 1. Fluorescence Energy Level Transitions(251)



              The wavelength of light incident on the molecule that causes the energy absorption is referred to as the excitation wavelength, while the wavelength of light fluoresced is the emitted wavelength.(252) Arrows pointing up indicate absorption of energy, while those pointing down indicate emission of energy. S0 is a baseline energy state containing several energy levels within that state, as indicated by the horizontal lines. Similarly, S1 is an elevated energy state containing several energy levels as well. Fluorescence occurs when a molecule emits energy and drops to a lower energy state.

              Fluorescent spectroscopy involves the measurement and analysis of the re-emitted light energy.(253) Molecules capable of absorbing light energy and re-emitting it in the form of fluorescent light are referred to as fluorophores.(254) Fluorphores in living tissue include the chemicals nicotinamide adenine dinucleotide (NADH), flavin adenine dinucleotide
     (FAD), collagen, elastin, tryptophan, tyrosine, phenylalanine, pyridoxine, lipofuscin and eosinophilis.(255) The fluorophores elastin and collagen are related to the structure of cells and tissues, while the fluorophores pyroxidine, porphyrin, NADH and FAD are related to cellular metabolism.(256) Table 3.2.1 below depicts these native tissue fluorophores and their associated excitation and emission wavelengths.

----------------------------------

(250) Wikipedia, available at
http://en.wikipedia.org/wiki/Fluorescence_spectroscopy (last visited on Mar. 21, 2006); Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(251) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(252) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(253) Wikipedia, available at
http://en.wikipedia.org/wiki/Fluorescence_spectroscopy (last visited on Mar. 21, 2006); Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(254) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(255) S. Madhuri, Native Fluorescence Spectroscopy of Blood Plasma in the Characterization of Oral Malignancy, Aug. 2003, available at http://www.findarticles.com/p/articles/mi_qa3931/is_200308/ai_n9301661/print
(last visited on Mar. 21, 2006); Ann Gillenwater et al, Fluorescence
Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(256) S. Madhuri, Native Fluorescence Spectroscopy of Blood Plasma in the Characterization of Oral Malignancy, Aug. 2003, available at http://www.findarticles.com/p/articles/mi_qa3931/is_200308/ai_n9301661/print
(last visited on Mar. 21, 2006); Georges A. Wagnieres, In Vivo Fluorescence Spectroscopy and Imaging For Oncological Applications, available at http://findarticles.com/p/articles/mi_qa3931/is_199811/ai_n8811596/print (last visited on Mar. 22, 2006).

-----------------------------------------------------------------------
    Fluorophores               Excitation             Emission
                               Maxima (nm)           Maxima (nm)
-----------------------------------------------------------------------
NADH                       290, 340              440, 450
-----------------------------------------------------------------------
FAD                        450                   515
-----------------------------------------------------------------------
Collagen cross-links       325                   400
-----------------------------------------------------------------------
Elastin cross-links        325                   400
-----------------------------------------------------------------------
Collagen powder            280, 265, 330, 450    310, 385, 390, 530
-----------------------------------------------------------------------
Elastin powder             350, 410, 450         420, 500, 520
-----------------------------------------------------------------------
Tryptophan                 280                   350
-----------------------------------------------------------------------
Tyrosine                   Not determined        300
-----------------------------------------------------------------------
Phenylalanine              Not determined        280
-----------------------------------------------------------------------
Pyridoxine                 332                   400
-----------------------------------------------------------------------
Lipofuscin                 340 - 395             430 - 460, 540
-----------------------------------------------------------------------
Eosinophils                370, 500              440, 550

                  Table 3.2.1. Native Tissue Fluorophores.(257)

              The existence of native fluorophores makes it possible to identify changes within cells and tissues by comparing the fluorescent characteristics of a given tissue sample to those exhibited by known normal, cancerous and benign tissues.(258) Cellular changes brought about by the onset of cancer result in changes to the chemical makeup of the cellular environment, including the concentration and distribution of fluorophores.(259) As a result, the native fluorescence spectrum for normal, benign and cancerous tissues differ significantly, especially when viewed over the spectral wavelengths of 320nm to 600nm.(260) For example, the native visible fluorescent spectrum for cancerous tissue displays a shift to the blue (or red) with a variation in intensity peaks of that emission.(261) The inverse relationship holds as well, as the excitation spectra required to induce fluorescence for normal tissue and cancerous tissue differ as well.(262)

              Fluorescent spectroscopy involves illuminating a tissue sample with a monochromatic beam of light, and then analyzing the resulting fluorescent spectrum either manually or electronically to determine whether it more closely resembles that of a normal tissue profile or that of cancerous tissue.(263) Alternatively, the excitation spectra can be examined to determine at which wavelengths the tissue sample fluoresces, and then comparing that excitation spectrum profile to that of normal and cancerous tissues to determine which it more closely resembles.(264) Figure
     3.2.2 depicts a typical native fluorescence spectra obtained by illuminating both normal and cancerous tissues.

-----------------------------------

(257) Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 557.

(258) S. Madhuri, Native Fluorescence Spectroscopy of Blood Plasma in the Characterization of Oral Malignancy, Aug. 2003, available at http://www.findarticles.com/p/articles/mi_qa3931/is_200308/ai_n9301661/print
(last visited on Mar. 21, 2006).

(259) Warren R. Zipfel et al, Live Tissue Intrinsic Emission Microscopy Using Multiphoton-Excited Native Fluorescence and Second Harmonic Generation, available at http://www.pnas.org/cgi/doi/10.1073/pnas.0832308100 (last visited on Mar. 21, 2006); S. Madhuri, Native Fluorescence Spectroscopy of Blood Plasma in the Characterization of Oral Malignancy, Aug. 2003, available at http://www.findarticles.com/p/articles/mi_qa3931/is_200308/ai_n9301661/print
(last visited on Mar. 21, 2006).

(260) U.S. Patent No. 5,131,398 (issued July 21, 1992).

(261) U.S. Patent No. 5,042,494 (issued Aug. 27, 1991); Ann Gillenwater et al, Fluorescence Spectroscopy: A Technique With Potential to Improve the Early Detection of AeroDigestive Tract Neoplasia,, Head and Neck, Sept., 1998, at 559.

(262) U.S. Patent No. 5,042,494 (issued Aug. 27, 1991).

(263) U.S. Patent No. 5,042,494 (issued Aug. 27, 1991).

(264) U.S. Patent No. 5,042,494 (issued Aug. 27, 1991).

                                [GRAPHIC OMITTED]

              Figure 3.2.2.  Normal vs. Cancerous Tissue Spectra.(265)



     Note the normalized intensity of the cancerous tissue exhibits both a shift in peak intensity frequency to that of a longer wavelength, as well as an increase in the intensity of the fluorescence in the higher wavelength red region.(266) As such, the profiles are able to distinguish between normal and cancerous tissues.


Raman Spectroscopy

     Another optical analysis method is Raman Spectroscopy. Similar to fluorescent spectroscopy, this technique employs the use of a monochromatic light source to illuminate a particular sample.(267) However, as opposed to fluorescent spectroscopy which analyzes the absorbed and then re-emitted light photons from the illuminated and fluorescing object, Raman Spectroscopy relies on the scattering of the incident light upon hitting a given sample.(268) As the light strikes the sample, photons in the light source either absorb or lose energy, shifting the energy of the photons up or down.(269)

     Raman scattering occurs when light energy strikes a molecule and interacts with the electron cloud forming the bonds of that molecule.(270) The incident energy deforms the electron cloud, with this

-------------------------

(265) Ann Gillenwater, Noninvasive Diagnosis of Oral Neoplasia Based on Fluorescence Spectroscopy and Native Tissue Autofluorescence, Arch Otolaryngol Head Neck Surg, Nov. 1998, at 1255.

(266) Ann Gillenwater, Noninvasive Diagnosis of Oral Neoplasia Based on Fluorescence Spectroscopy and Native Tissue Autofluorescence, Arch Otolaryngol Head Neck Surg, Nov. 1998, at 1255.

(267) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(268) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006); Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(269) An Introduction to Fuorescence Spectroscopy, PerkinElmer, Inc., 2000, at 14; Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(270) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006); Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

     deformation being the polarizability of the molecule.(271) The degree to which the molecule is polarized determines the intensity and frequency of the Raman effect.(272) The incident light excites electrons in the molecule into an elevated energy state.(273) Once this absorbed energy is released, the molecule moves back to a lower energy state, referred to as the vibrational energy state.(274) If the molecule drops to the lowest vibrational energy state it generates Stokes Raman scattering.(275) If prior to the illumination the molecule already resided in an excited energy state, the molecule generates Anti-Stokes Raman scattering.(276) Figure
     3.2.3 below displays the various energy state transitions associated with Raman scattering.



                                [GRAPHIC OMITTED]

     Figure 3.2.3.  Raman Energy States(277)

-------------------------

(271) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(272) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(273) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(274) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006); Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(275) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006); Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(276) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006); Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(277) Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

              Arrows pointing up indicate energy being absorbed, while arrows pointing down indicate emission of energy. Virtual and vibrational energy states are shown with multiple energy levels within them as depicted by the horizontal lines. As the figure indicates, Rayleigh scattering involves scattering in which the incident and scattered photons are of the same energy level. Stokes Raman scattering involves scattering in which the molecule illuminated resided in the lowest vibrational energy state, and Anti-Stokes Raman scattering involves scattering in which the molecule illuminated already resided in an elevated vibrational energy state prior to the illumination.

              Light scattered from a molecule typically has the same frequency and wavelength as the light incident on the molecule and is referred as being elastically scattered.(278) Nonetheless, a very small fraction of the light (about 1 in 107 photons) gets scattered at a frequency different than that of the incident photon in what is termed an inelastic scatter.(279) The Ramen effect is the process by which this inelastic scatter takes place, and can result from a change in the vibrational, electronic or rotational energy of a given molecule.(280) The energy of a vibration of the molecule causing the scattering is equal to the difference between the energy of the incident and Raman scattered photons.(281) A Raman spectrum, in turn, is a plot of this energy difference versus the intensity of the light scattered.(282)

              From a medical standpoint, Raman spectroscopy is ideally suited as tissue samples do not need to be pretreated with fluorescent enhancing materials as in other spectroscopy methods, the tissues are not damaged or destroyed in the analysis process, and any interference caused by water within the sample is limited.(283) As such, in-vivo spectroscopy of tissues can be readily accomplished using Raman

-----------------------

(278) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006).

(279) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006).

(280) Kiera Jones, Raman Spectroscopy, available at http://www.chemsoc.org/ExemplarChem/entries/2004/birmingham_jones/raman.html
(last visited on Mar. 22, 2006); Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006).

(281) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006).

(282) Raman Spectroscopy Tutuorial, Kaiser Optical Systems, Inc., available at http://www.kosi.com/raman/resources/tutorial/index.html (last visited on Mar. 21, 2006).

(283) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

     spectroscopy techniques in order to obtain the Raman spectra of various tissue samples.(284)

              As with native fluorescent spectroscopy, malignant, benign and normal tissues produce different infrared Raman spectra when illuminated using a monochromatic light source.(285) Infrared illumination light sources are better suited to medical applications as biological tissues often exhibit large visible and ultraviolet fluorescence which can overpower visible and ultraviolet Raman spectra.(286) By taking standard Raman spectra from malignant, benign and normal tissue samples and comparing them to those of a sample whose cancer status is unknown, it is possible to determine whether the sample is healthy, benign or cancerous.(287) Comparison techniques include comparing the number of Raman spectra lines in the unknown sample to those of known samples, or comparing the ratio of intensities of two Raman lines in the unknown sample to those of known ratios for malignant, benign and normal tissues for the same type of tissue.(288) Figures 3.2.4 and 3.2.5 below show the Raman spectra obtained from both normal and malignant tissue samples.



                                [GRAPHIC OMITTED]

            Figure 3.2.4. Example of Normal Tissue Raman Spectra(289)

-------------------------

(284) Raman Spectroscopy, Wikipedia, available at http://en.wikipedia.org/wiki/Raman_spectroscopy (last visited on Mar. 21, 2006).

(285) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

(286) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

(287) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

(288) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

(289) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

                                [GRAPHIC OMITTED]

              Figure 3.2.5.  Example of Malignant Tissue Raman Spectra(290)

Spectral Wing Emission

              When using Raman spectroscopy to examine samples, in addition to the Raman spectra emitted, there exists a corresponding fluorescent emission.(291) When the light incident on the sample resides in the visible spectrum, the fluorescence emitted is so great that the Raman spectra are not visible at all.(292) However, when the excitation wavelength increases to the far red and near infrared range of 600nm to 980nm, the Raman spectra becomes visible but remains overpowered by the corresponding fluorescence.(293) This corresponding near infrared fluorescence is referred to as spectral wing emission.(294) Originally viewed as noise, spectral wing emissions were overlooked as a complication to performing Raman spectroscopy.(295)

              However, spectral wing emissions were found to exhibit a utility similar to that of Raman spectra and native fluoroscopy in medical applications involving the examination of tissues.(296) Accordingly, spectral wing emissions having a wavelength at least 20nm longer than the excitation light can be used to characterize the tissue sample analyzed as being either normal, benign or cancerous.(297) This is accomplished by comparing the spectral wing emission of known normal, benign and cancerous tissues to that of an unknown sample in order to determine which one it more closely resembles.(298) Comparisons can be made of either the normalized integrated intensity of the sample emissions to known standards, or of the ratio or difference between two intensities at two wavelengths to known tissue standards.(299) Figure 3.2.6 below is an example of the far red and near infrared spectral wing emission spectra in the 650nm to 950nm range for cancerous and normal tissue samples:

-----------------------

(290) U.S. Patent No. 5,261,410 (issued Nov. 16, 1993).

(291) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(292) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(293) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(294) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(295) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(296) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(297) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(298) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(299) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

                                [GRAPHIC OMITTED]

  Figure 3.2.6. Far-Red and Near-Infrared Spectral Wing Emission of Normal and
                             Cancerous Tissues(300)


Kubelka-Munk Function

              The Kubelka-Munk function is a formula used in modeling the properties associated with light scattering materials.(301) It is a mathematical expression that relates the reflectance of a diluted sample to sample concentration through the formula: F(R8) = (1-R)(2)/2R = 2.303ac/s, where R is the measured reflectance, a is the absorptivity, c is the concentration, and s is a scattering coefficient.(302) Its usefulness resides in the fact that where the scattering characteristics of a given set of samples are the same, the concentration will be proportional, therefore providing a means of relating the measured reflectance of a sample to the absorption and scattering characteristics of that sample.(303)

              In medical applications, the Kubelka-Munk function has been found to distinguish between normal, benign and cancerous tissues by comparing the average amplitudes of diffuse reflectance as transformed by the Kubelka-Munk function.(304) Kubelka-Munk peaks using diffuse reflectance spectroscopy have been found at 260nm, indicative of nucleic acid levels, 280nm, indicative of protein levels, 420nm, indicative of Soret band hemoglobin levels, 480nm, indicative of beta-carotene levels, and 550nm, indicative of Q-band hemoglobin levels.(305) Therefore, to analyze a given tissue sample, the diffuse reflectance of that tissue sample can be measured between 250nm and 650nm, the results transformed using the Kubelka-Munk function, and the concentrations of various organic chemicals determined. As with the other spectroscopic analysis techniques, the results can then be compared to known values for normal, benign and cancerous tissues of a given tissue type in order to determine the cancer status of the unknown sample.(306) Figure 3.2.7 below depicts an example of what the diffuse reflectance spectra of normal (fibroadenoma), benign and malignant tissue samples might look like.

--------------------

(300) U.S. Patent No. 6,665,556 (issued Dec. 16, 2003).

(301) Safer Mourad et al, Extending Kulbelka-Munk's Theory with Lateral Light Scattering, International Conference on Digital Printing Technologies, available at http://diwww.epfl.ch/w3lsp/publications/colour/ektwls.pdf (last visited on Mar. 21, 2006).

(302) W. M. Doyle, Comparison of Near-IR and Raman Analysis For Potential Process Applications, Axiom Analytical, Inc. Technical Note AN-922, available at http://www.goaxiom.com/an-922.html (last visited on Mar. 21, 2006); Glossary of Common Spectroscopic Terms, Harrick Glossary, available at http://www.harricksci.com/infoserver/GLOSSARY/glossary.cfm#K (last visited Mar. 24, 2006).

(303) W. M. Doyle, Comparison of Near-IR and Raman Analysis For Potential Process Applications, Axiom Analytical, Inc. Technical Note AN-922, available at http://www.goaxiom.com/an-922.html (last visited on Mar. 21, 2006); U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

(304) U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

(305) U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

(306) U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

                                [GRAPHIC OMITTED]

            Figure 3.2.7. Example of Diffuse Reflectance Spectra for
                          Normal, Benign and Malignant
                                  Tissues(307)



              In turn, Figure 3.2.8 below depicts the Kubelka-Munk transformed spectra for the diffuse reflectance shown above:

                                [GRAPHIC OMITTED]

 Figure 3.2.8. Example of Kubelka-Munk Function or Normal, Benign and Malignant
                                  Samples(308)

Means of measuring wavelengths to diagnose normal, pre-cancerous, and cancerous tissue

        The Alfano patent portfolio lists a number of different patents whose contents interrelate in the overall process of detecting cancerous tissue within the body. The main process used by these patents is the interpretation of optical imaging data gathered by exposing select areas of tissue to various forms of

------------------

(307) U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

(308) U.S. Patent No. 6,615,068 (issued Sept. 2, 2003).

electromagnetic radiation. The resulting fluorescence from that process creates data which can be used to chart how that fluorescence relates to the tissue's health.

        Patent Publication Number: 20050240107; Detecting human cancer through spectral optical imaging using key water absorption wavelengths, addresses the water content of different types of cells.(309) Precancerous tissue and normal tissue have different water contents, so measuring the water absorption wavelengths highlights what level of water the cell contains.(310) "Different images are generated using at least two wavelengths, including a water absorption wavelength and a negligible water absorption wavelength, to yield diagnostic information relevant for classifying a tissue region as cancerous, precancerous, or normal."(311) This particular process has been proven effective in detecting cancerous growth in the breast, cervix and prostate organs.(312)

        Patent Number: 6,091,985; Detection of Cancer and precancerous conditions in tissues and/or cells using native fluorescence excitation spectroscopy, uses a specific wavelength of monochromatic light to generate the necessary fluorescence for review.(313) The process is described as:

                  "According to one embodiment of the method, a tissue is tested for cancer or a precancerous condition by exciting the tissue with substantially monochromatic light at 268 nm and then at 289 nm, with the resultant native fluorescence emitted from the tissue following each excitation being measured. A ratio of the fluorescence intensities, e.g., I.sub.289 /I.sub.268, is then calculated. If I.sub.289 /I.sub.268 is greater than 1.5, the tissue is cancerous or precancerous whereas if I.sub.289 /I.sub.268 is less than 1.5, the tissue is not cancerous or precancerous."(314)

The creation of this process centered around the discovery that the native fluorescence excitation spectra, measured at 340 emission with excitation over the 250 nm to 320 nm spectral region, was noticeably different for cancerous cells as opposed to normal tissue.(315)

         Patent Number: 5,131,398; Method and apparatus for distinguishing cancerous tissue from benign tumor tissue, benign tissue or normal tissue using native fluorescence, specified the wavelength at which monochromatic light will identify cancerous tissue.(316) The tissue being tested is excited with a beam of monochromatic light at 300 nanometers (nm).(317) Native fluorescence intensity is measured at 340 and 440 nm.(318) "The ratio of the two intensities is then calculated and used as a basis for determining if the tissue is cancerous as opposed to benign or normal."(319) This test has proven effective in both human and animal testing.(320)

--------------------

(309) Patent Publication Number: 20050240107. Alfano, et. al., October 27, 2005. "Detecting human cancer through spectral optical imaging using key water absorption wavelengths."

(310) Id.

(311) Id.

(312) Id.

(313) Patent Number: 6,091,985. R. Alfano, July, 18, 2000. "Detection of Cancer and precancerous conditions in tissues and/or cells using native fluorescence excitation spectroscopy."

(314) Id.

(315) Id.

(316) Patent Number: 5,131,398. Alfano, et. Al, July 21, 1992. "Method and apparatus for distinguishing cancerous tissue from benign tumor tissue, benign tissue or normal tissue using native fluorescence."

(317) Id.

(318) Id.

(319) Id.

         Patent Number: 5,467,767; Method for determining if tissue is malignant as opposed to non-malignant using time-resolved fluorescence spectroscopy, involves the use of Raman spectroscopy to determine malignancy.(321) The method is based on the discovery that, when irradiated with a beam of infrared, monochromatic light, it was found that normal, malignant, and benign tissue all generate distinct Raman spectra.(322) This process was designed to provide an alternative to determine if a tissue was benign, which did not require the use of X-ray sensitive plates, photodetectors or ultrasound.(323) The effects of this method were far reaching with the possible applications including;

                  "As can readily be appreciated, it is expected that time-resolved fluorescence spectroscopy can also be used to detect cancer in tissues located, for example, in the cervix, the colon, the kidneys, the brain, the gastrointestinal tract, the prostatee, the bladder, the liver, the pancreas, the heart, and the stomach. In addition, it is also expected that time-resolved fluorescence spectroscopy can be used to detect diseased states in various biomedical materials, such as atherosclerosis in blood vessels, leukemia in white blood cells, kidney stones in kidneys, etc."(324)

Optical biopsy pill components

      This section will address the necessary components of an optical biopsy pill breaking down each component individually, providing a specific definition for each component and discussing what the current state of that technology is.

Light Emitters

        For the purpose of this project a light emitter will be defined as any device used to project any signal, beacon, or wavelength of light used to either provide illumination for internal photography or in emitting wavelengths of light to be used in internal spectroscopic detection of cancer.(325) There are many different types of light emitters, and the selection of a specific light emitter can have a serious impact on the performance of a system.(326)

        Light emitters are common in technology, and can be found in many devices, however the variance and wide spread application have led to constant innovation with the technology. Recently, IBM has invented a solid-state light emitter that is only a single-molecule in size.(327) This light emitter is used primarily for optical communications, however the small size may be of value in reducing the space that a

-------------------------------

(320) Id.

(321) Patent Number: 5,467,767. R. Alfano, November 21, 1995. "Method for determining if tissue is malignant as opposed to non-malignant using time-resolved fluorescence spectroscopy".

(322) Id.

(323) Id.

(324) Id.

(325) Emitter, http://en.wikipedia.org/wiki/Emitter (Last Updated March 26,
2006).

(326) See Light-emitting Diode, http://www.fiber-optics.info/articles/LEDs.htm (Last Visited March 26, 2006).

(327) IBM Creates Smallest Solid-State Light Emitter, http://www.photonics.com/XQ/ASP/url.readarticle/artid.173/QX/readart.htm (Last
Visited March 26, 2006).

bulkier light emitter may take up in a pill.(328) Clearly an advantage when space is at a premium in the design specifications.

        There is also research in progress to create a silicon light emitter.(329) This technology is still out of reach however, and the major advantages of its realization appear to lie primarily in the computer chip design market.(330) The realization of a silicon light emitter would allow for silicon chips to be made out of a single substrate, decreasing manufacturing cost.(331) Should this roadblock be surpassed in the near future, it could potentially present an advantage in design by reducing the cost to manufacture the Optical Biopsy Pill.(332)

        The goal appears that the Optical Biopsy Pill will include a Light Emitter that will be diverse enough to emit the appropriate amount of light at the specified wavelengths for internal spectroscopic detection as well as provide sufficient light for internal video should it be decided that a miniaturized camera become a necessary part of the Optical Biopsy Pill. It would be advantageous when selecting a light emitter to consider both the size of the Light Emitter, and the cost of manufacture for each light emitter.

Light Detectors

        For the purpose of this project, a light detector will be defined as any device used for the purpose of recovering information from modulated signals that result from the emission of light used in internal spectroscopy.(333) Specifically, it is expected that the Optical Biopsy Pill will include photodetectors, which are devices that react to specific types of radiation, such as infared, and give some sort of electrical signal as an output.(334)

        The Light Detector is a technology commonly found in optical communications.(335) In optical communication, it is the job of the light detector to decode information from light pulses and convert them into electrical signals, which can then be read by the communications system.(336) It seems that the function of a light detector in an optical communications system is the same as that envisioned in the Optical Biopsy Pill. It is envisioned that the light detector to be included in the Optical Biopsy Pill will receive signals resultant from the spectroscopy initiated by the light emitter. It will then convert the signals received into electronic

-------------------------

(328) IBM Creates Smallest Solid-State Light Emitter, http://www.photonics.com/XQ/ASP/url.readarticle/artid.173/QX/readart.htm (Last
Visited March 26, 2006).

(329) Intel Technology Journal: Optical Technologies and Applications, http://www.intel.com/technology/itj/2004/volume08issue02/art06_siliconphoto/p03_ light.htm (Published May 10, 2004).

(330) See Intel Technology Journal: Optical Technologies and Applications, http://www.intel.com/technology/itj/2004/volume08issue02/art06_siliconphoto/p03_ light.htm (Published May 10, 2004).

(331) See Intel Technology Journal: Optical Technologies and Applications, http://www.intel.com/technology/itj/2004/volume08issue02/art06_siliconphoto/p03_ light.htm (Published May 10, 2004).

(332) See Intel Technology Journal: Optical Technologies and Applications, http://www.intel.com/technology/itj/2004/volume08issue02/art06_siliconphoto/p03_ light.htm (Published May 10, 2004).

(333) Detector, http://en.wikipedia.org/wiki/Detectors (Last Modified March 26,
2006).

(334) Infared Detector, http://en.wikipedia.org/wiki/Infrared_detector, (Last Modified March 26, 2006)

(335) See Johnson, David A. Handbook of Optical Through The Air Communications:
Chapter 2- Light Detectors,
http://www.imagineeringezine.com/ttaoc/detector.html#1 (Last Visited March 26,
2006).

(336) See Johnson, David A. Handbook of Optical Through The Air Communications:
Chapter 2- Light Detectors,
http://www.imagineeringezine.com/ttaoc/detector.html#1 (Last Visited March 26,
2006).

signals, which are then transformed into radio signals that can be used by the system in cancer detection.

        Light Detection technology is similar to Light Emission technology in that it is a technology present in many different types of applications. Recently, a the Massachusetts Institute of Technology developed a light detector that boosts light detection efficiency by roughly 60 percent.(337) This new light detector is intended for use in extreme range optical communication, specifically for use in by the space program.(338) However, the improvements made on Light Detectors by this new breakthrough may be beneficial (should they prove applicable) in detecting the variance of light emission during a spectroscopic examination of tissue.(339) These improvements may allow for much more accurate detection, or detection that requires less power consumption and should be considered when selecting a light detector to include in the Optical Biopsy Pill.

         Other areas of research for improvements on light detectors are energy efficiency and safety at night.(340) The technology that spurned these new improvements came in developing a Light Detector that mimics the functionality of the cones and rods in the human eye.(341) Specifically, the improvements come during the time of low light vision when both the cones and the rods of the Human eye are in use.(342) It is unclear from the current state of the research how the improvements may benefit a pill that operates in total darkness, however depending on the type of spectroscopy that is used, specifically fluorescent spectroscopy, a low light environment may be created, similar to that envisioned by the research.

         Researchers from Northeastern University have recently introduced technology in the marketplace that can potentially be very beneficial for this project.(343) The goal of their research, as well as the products produced to date contain a light emitter tunable into the appropriate ranges for optical tomography, as well a light detector, driver, receiver, and signal processing circuitry all contained on a single chip.(344)

         The goal appears that the Optical Biopsy Pill will include a Light Detector that will receive signals resultant from the spectroscopy initiated by the Light Detector and convert them from light waves to electronic signals that will then be transformed into radio waves and transmitted outside the body.

Power Source

        For the purpose of this project, a Power Source will refer to any device responsible for energy storage

------------------

(337) Than, Ker, New Light Detector Could Allow Broadband in Space, http://www.space.com/businesstechnology/060320_light_detector.html (Posted March
20, 2006).

(338) Than, Ker, New Light Detector Could Allow Broadband in Space, http://www.space.com/businesstechnology/060320_light_detector.html (Posted March
20, 2006).

(339) " The detector also could be applied to quantum cryptography and biomedical imaging, but the biggest application is interplanetary communication." MIT Researchers Develop Tiny Light Detector that May Allow for Super-Fast Broadband Over Interplanetary Distances, http://www.azonano.com/news.asp?newsID=2023 (Last Visited March 26, 2006).

(340) See New Light Detector, http://www.iop.org/news/431 (Last Visited March 26, 2006).

(341) See New Light Detector, http://www.iop.org/news/431 (Last Visited March 26, 2006).

(342) See New Light Detector, http://www.iop.org/news/431 (Last Visited March 26, 2006).

(343) See Fonstadt, G. C., Giziewicz, W. P., Integrated
Emitter/Detector/Electronic Arrays for Diffuse Optical Tomography, http://mtlweb.mit.edu/research/annual_reports/2005/ar2005ph_all.pdf (last visited March 31, 2006).

(344) See Fonstadt, G. C., Giziewicz, W. P., Integrated
Emitter/Detector/Electronic Arrays for Diffuse Optical Tomography, http://mtlweb.mit.edu/research/annual_reports/2005/ar2005ph_all.pdf (last visited March 31, 2006).

and production in an electrical form for power consumption by other components connected to it.(345) The biggest limitation in design of any system that runs off of stored power is power source limitations.(346) Current technology cannot support a device that functions in an "always on" format, or a device that operates at a high power consumption rate for the duration of its operation.(347)

        Oak Ridge National Laboratory has developed a new method for the sustained production of hydrogen which could allow for the evolution of hydrogen fuel cells that could be used in electronic devices like cell phones and cameras.(348) The advantages envisioned by this new power source seem to emphasize the ready ease with which they can be recharged by encouraging a chemical reaction, which produces hydrogen for power consumption.(349) It is possible that the chemical compounds that cause the reaction may be stored in the pill and a reaction may be generated when power availability does not exceed anticipated power consumption, and that storing these compounds would require less space than an advanced battery or fuel cell. This is an important consideration in the Optical Biopsy Pill where space is at a premium, and smaller devices that are as effective as their larger cousins should be considered.

        The current research in the micro-power cell field is directed to finding new advanced materials to use in batteries as well as the development of first generation miniature fuel cells.(350) This research promises to provide scientists and technicians with an environment where power consumption will not be the limiting factor on design that it is today.(351) Further, all research into power sources places an emphases on the size of the battery or fuel cell, as the major use of power sources is in compact devices.(352)

        The goal is to include a power source in the Optical Biopsy Pill of appropriate size and power storage for proper functionality. When selecting an appropriate Power Source for the Optical Biopsy Pill, it would be best to consider that the power storage device in question need store only enough energy for operation over the short time interval in which the pill will pass through the upper gastrointestinal tract. Further, it should also be noted that as the Pill is a one-time use product, there should be no emphasis placed on the recharge-ability of the power storage device in question.

Position detection

        For the purpose of this project a Position Detection device is any device that allows for the accurate determination of the location of the Optical Biopsy Pill, even if such a device is not singular, but a plurality

------------------

(345) Battery, http://en.wikipedia.org/wiki/Battery_%28electricity%29 (Last Modified March 26, 2006).

(346) See Micro Power Sources: Opportunities from Fuel Cells and Batteries for Mobile Applications, http://www.electronics.ca/reports/power_supplies/micro_power_sources.html
(Published August 2005).

(347) See Micro Power Sources: Opportunities from Fuel Cells and Batteries for Mobile Applications, http://www.electronics.ca/reports/power_supplies/micro_power_sources.html
(Published August 2005).

(348) New Hydrogen-Producing Reaction Could Lead to Micropower Sources, http://www.ornl.gov/info/ornlreview/v33_2_00/micropower.htm (Last Visited March 26, 2006).

(349) See New Hydrogen-Producing Reaction Could Lead to Micropower Sources, http://www.ornl.gov/info/ornlreview/v33_2_00/micropower.htm (Last Visited March 26, 2006).

(350) See Micro Power Sources: Opportunities from Fuel Cells and Batteries for Mobile Applications, http://www.electronics.ca/reports/power_supplies/micro_power_sources.html
(Published August 2005).

(351) See Micro Power Sources: Opportunities from Fuel Cells and Batteries for Mobile Applications, http://www.electronics.ca/reports/power_supplies/micro_power_sources.html
(Published August 2005).

(352) See Micro Power Sources: Opportunities from Fuel Cells and Batteries for Mobile Applications, http://www.electronics.ca/reports/power_supplies/micro_power_sources.html
(Published August 2005).

of devices that function as part of a system.(353) Specifically, it is expected that the Optical Biopsy Pill will incorporate some sort of technology that will allow the pill to accurately report where in the body it is located.

        The most prevalent technology used for position detection is the Navigational Signal Timing and Ranging Global Positioning System.(354) This technology was developed by the military, and evolved into the more common GPS devices commonly found for sale in most technology stores.(355) GPS technology functions by arranging a system of satellites around the planet where at least one will always have line of sight with a receiver unit.(356) The receiver unit does the actual position calculation through a process called trilateration.(357) Trilateration is effectively a mathematical algorithm that uses the time delay from transmission and ID codes of the satellites in orbit in order to determine the exact location within the system of satellites where the receiver unit is.(358) The accuracy of a GPS system is dependant upon stability, and because of changing atmospheric conditions, the exact positioning reported by a receiving device may suffer from some inaccuracy.(359)

        This problem highlights both a concern and a possible solution to the problem posed by incorporating the trilateration methodology from GPS technology into the Optical Biopsy Pill. Clearly, a technology such as the one in question will be dependant on accurate position detection, and the slight variances caused by atmospheric conditions, which don't serve to hamper location detection for the general use of GPS devices, will cause problems with a device dependent upon extremely accurate measurements. However it is possible that a smaller version of the GPS system could be implemented with the Optical Biopsy pill, one that surrounds just the patient, and not the planet that the patient is on. In other words, it may be beneficial to incorporate the trilateration mathematical algorithm in a system of sensors that attach to the patients body. Such a system will mimic the GPS system currently in use, but not suffer from the inaccuracies that result from atmospheric anomalies, and other inaccuracies of a system based around such a large area of position detection. It will be possible in this case to alter the process slightly, and just include a transmitter on the pill, and allow the receivers of the system (satellites) to perform the trilateration calculations. This modified version of the system should save space on the pill as a transmitter may be a very tiny device, and the chip and apparatus necessary for trilateration calculations would be a bulky technology package to include on the pill.

        The research in this area is focused solely on increasing the accuracy of the GPS system.(360) Currently, the U.S. Air Force is working on improving the accuracy of GPS systems by introducing new software that gathers almost double the information that the old system did.(361) This new system is anywhere from ten to

-----------------------

(353) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(354) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(355) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(356) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(357) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(358) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(359) See Global Positioning System, http://en.wikipedia.org/wiki/GPS (Last Updated March 26, 2006).

(360) See GPS Accuracy Improves,
http://www.gpsworld.com/gpsworld/article/articleDetail.jsp?id=308582 (Posted
March 1, 2006).

(361) See GPS Accuracy Improves,
http://www.gpsworld.com/gpsworld/article/articleDetail.jsp?id=308582 (Posted
March 1, 2006).

fifteen percent more accurate.(362)

        We expect that the Optical Biopsy Pill will include some sort of Position Detection device that will allow for accurate reports of the Pill's location within the human body. The most accurate system for position detection at present is a GPS system, or some localized system that performs in the same manner that a GPS system does. When selecting a Position Detection device or system to include within the Optical Biopsy pill an emphasis should be placed on accuracy, convenience, and practicality. Any system designed to operate like a GPS system will by its nature force a patient to remain in a single location, or at least localized to an area where the patient may be surrounded by sensors, or devices that are part of the GPS type system.


Pill Casing

      For the purpose of this project, Pill Casing will refer to the skin or covering that surrounds all of the technology contained within the Optical Biopsy Pill but still allows for all of the components contained within the pill to function effectively. It is most likely that this pill casing will be made of plastic, or some other durable material that allows for passage of light and electronic signals in a manner that ensures effective collaboration between the devices located within the pill and those without.

      The common technologies used in pill casings are focused not on material but on shape, as it seems that a designing the pill to have an oblong shape allows for the preservation of orientation as the pill passes through the body.(363) The danger of this design is the potential that the oblong shape of the pill could cause a bowel obstruction.(364)

      The research areas for improvements in pill casing technologies seem to revolve around the shape of a pill versus likely damage to internal abdominal tract, either from damage caused by passage of the pill, or obstruction caused by the pill becoming lodged in the intestine.(365)

      The goal appears that the Optical Biopsy Pill will be contained in some sort of a casing made of plastic or some material that allows for effective functionality of the technology within the pill and communication with technology outside the pill. It is possible that the orientation of the pill will be important to ensure proper spectroscopic functionality, however the importance of orientation has not been established at this point.

---------------------

(362) See GPS Accuracy Improves,
http://www.gpsworld.com/gpsworld/article/articleDetail.jsp?id=308582 (Posted
March 1, 2006).

(363) Video Pill, http://www.g4tv.com/techtvvault/features/6829/Video_Pill.html (Posted April 15, 2002).

(364) Video Pill, http://www.g4tv.com/techtvvault/features/6829/Video_Pill.html (Posted April 15, 2002).

(365) See Video Pill,
http://www.g4tv.com/techtvvault/features/6829/Video_Pill.html (Posted April 15,
2002).

Integrating Optical Biopsy Pill components

In House invented components (specialized)

Commercial components (off the shelf)

Proprietary components (licensed from others)

Business Model

Licensor

Given

Smart Pill

Partnership

Benefits from Infotonics